================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 29, 1998


                               MET-PRO CORPORATION
--------------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


        DELAWARE                       001-07763                 23-1683282
--------------------------------------------------------------------------------
STATE OR OTHER JURISDICTION           (COMMISSION              (IRS EMPLOYER
   OF INCORPORATION)                  FILE NUMBER)           IDENTIFICATION NO.)

160 CASSELL ROAD, HARLEYSVILLE, PA                                 19438
--------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE           215-723-6751
                                                  ------------------------------

================================================================================

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.


ON OCTOBER 29, 1998, MET-PRO CORPORATION, TOGETHER WITH A WHOLLY-OWNED SUBSIDIARY INCORPORATED AS AN ONTARIO (CANADA) CORPORATION (COLLECTIVELY "REGISTRANT"), COMPLETED THE ACQUISITION OF ALL OF THE OPERATING ASSETS OF FLEX-KLEEN CORPORATION, A DELAWARE CORPORATION, AND FLEX-KLEEN CANADA, LTD., AN ONTARIO (CANADA) CORPORATION (COLLECTIVELY "FLEX-KLEEN") PURSUANT TO AN ASSET ACQUISITION AGREEMENT TO WHICH FLEX-KLEEN'S AFFILIATES, AQUA ALLIANCE, INC.
(FORMERLY KNOWN AS AIR & WATER TECHNOLOGIES, INC.) AND AWT AIR COMPANY, INC. (FORMERLY KNOWN AS RESEARCH COTTRELL, INC.) ARE ALSO PARTY.

FLEX-KLEEN IS A LEADING SUPPLIER OF DRY PARTICULATE COLLECTORS THAT ARE USED PRIMARILY IN THE PROCESS OF MANUFACTURING FOOD PRODUCTS AND PHARMACEUTICALS. REGISTRANT DOES NOT EXPECT TO MAKE ANY IMMEDIATE SIGNIFICANT OPERATIONAL CHANGES IN FLEX-KLEEN'S OPERATIONS.

THE CONSIDERATION PAID BY REGISTRANT WAS $15,000,000, PLUS THE ASSUMPTION OF ORDINARY BUSINESS LIABILITIES. THE SOURCE OF SUCH CONSIDERATION WAS A $12,000,000 LOAN FROM MELLON BANK, N. A., WITH THE BALANCE BEING FUNDED BY REGISTRANT'S CASH ON HAND.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
                              ---------

(A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

FINANCIAL STATEMENTS OF FLEX-KLEEN FOR THE YEAR ENDED OCTOBER 31, 1997 AND THE NINE MONTHS ENDED JULY 31, 1998 ARE INCLUDED HEREWITH.

(B)      PRO FORMA FINANCIAL INFORMATION.
         --------------------------------

REGISTRANT SHALL FILE BY AMENDMENT THE PRO FORMA FINANCIAL INFORMATION REQUIRED BY THIS ITEM 7(B) OF FORM 8-K NOT LATER THAN 60 DAYS AFTER THE DATE THAT THE INITIAL REPORT ON FORM 8-K MUST BE FILED.

(C)      EXHIBITS.
         ---------

EXHIBIT NO.                               DESCRIPTION
-----------                               -----------

     2         ASSET  PURCHASE  AGREEMENT  DATED AS OF  OCTOBER  29,  1998 AMONG
               FLEX-KLEEN CORPORATION, FLEX-KLEEN CANADA, LIMITED, AQUA ALLIANCE, INC., AWT AIR COMPANY, INC., 1321249 ONTARIO LIMITED AND MET-PRO CORPORATION

                                   SIGNATURES


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


DATE: NOVEMBER 13, 1998
                                                MET-PRO CORPORATION



                                                BY:/s/ William L. Kacin
                                                   ---------------------------
                                                   WILLIAM L. KACIN, PRESIDENT

ITEM 7. (A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED









                             FLEX-KLEEN CORPORATION

                                FINANCIAL REPORT

                       JULY 31, 1998 AND OCTOBER 31, 1997

                                    CONTENTS

--------------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                               1
--------------------------------------------------------------------------------


FINANCIAL STATEMENTS

Combined balance sheets                                                    2

Combined statements of operations                                          3

Combined statements of stockholder's equity                                4

Combined statements of cash flows                                          5

Notes to combined financial statements                                  6-10

--------------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT


To the Stockholder and Board of Directors
Flex-Kleen Corporation
Itasca, Illinois

We have audited the accompanying combined balance sheets of Flex-Kleen Corporation and Flex-Kleen Canada, Ltd. (both wholly-owned subsidiaries of Air & Water Technologies Corporation and collectively referred to hereinafter as Flex-Kleen Corporation) as of July 31, 1998 and October 31, 1997, and the related combined statements of operations, stockholder's equity and cash flows for the nine months ended July 31, 1998 and the year ended October 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flex-Kleen Corporation as of July 31, 1998 and October 31, 1997 and the results of its operations and its cash flows for the nine months and year then ended, in conformity with generally accepted accounting principles.


/s/ McGladrey & Pullen, LLP
---------------------------
New York, New York
September 18, 1998

FLEX-KLEEN CORPORATION

COMBINED BALANCE SHEETS
July 31, 1998 and October 31, 1997


                                                                        July 31,              October 31,
                                                                         1998                   1998
-------------------------------------------------------------------------------------------------------------------

ASSETS (Note 7)
Current Assets
Cash                                                                $           -             $    16,000
Accounts receivable (less allowance for doubtful
  accounts 1998 - $61,000; 1997 - $80,000)                              2,359,000               4,055,000
Inventories                                                             1,745,000               1,503,000
Prepaid expenses and other                                                 30,000                  46,000
                                                                    --------------            ------------
                         Total current assets                           4,134,000               5,620,000

Machinery and Equipment, net                                              240,000                 273,000
Related Party Receivables                                               1,305,000               2,312,000
                                                                    --------------            ------------
                                                                    $   5,679,000             $ 8,205,000
                                                                    ==============            ============


LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
  Accounts payable                                                  $   2,142,000             $ 3,149,000
  Employee compensation related payables                                  404,000                 548,000
  Other accrued expenses                                                  153,000                 322,000
  Income taxes payable                                                     36,000                  74,000
                                                                    --------------            ------------
                         Total current liabilities                      2,735,000               4,093,000
                                                                    --------------            ------------

Related Party Payables                                                  1,108,000               1,024,000
                                                                    --------------            ------------

Stockholder's Equity
  Common stock - $100 par value; 2,000                                    200,000                 200,000
  shares authorized, issued and outstanding
Additional paid-in-capital                                              1,715,000               2,930,000
Retained earnings                                                              -                       -
Cumulative currency translation adjustment                                (79,000)                (42,000)
                                                                    --------------           -------------
                         Total stockholder's equity                     1,836,000               3,088,000
                                                                    --------------           -------------
                                                                       $5,679,000              $8,205,000
                                                                    ==============           =============




See Notes to Financial Statements.

FLEX-KLEEN CORPORATION

COMBINED STATEMENTS OF OPERATIONS
For the Nine Months Ended July 31, 1998 and the Year Ended October 31, 1997

                                                                          1998                    1997
----------------------------------------------------------------------------------------------------------------------

Sales, net                                                             $13,331,000             $19,396,000

Cost of Sales                                                            8,460,000              12,895,000
                                                                       ------------            ------------

                         Gross profit                                    4,871,000               6,501,000

Selling, General and Administrative Expenses                             3,025,000               3,999,000

Depreciation and Amortization                                               59,000                  74,000
                                                                       ------------            ------------

                         Operating income                                1,787,000               2,428,000

Other Expense                                                               91,000                 134,000
                                                                       ------------            ------------

                         Income before income tax provision              1,696,000               2,294,000

Federal and state income taxes                                             650,000                 793,000
                                                                       ------------            ------------

                         Net income                                    $ 1,046,000             $ 1,501,000
                                                                       ============            ============






See Notes to Financial Statements.

FLEX-KLEEN CORPORATION

COMBINED STATEMENTS OF  STOCKHOLDER's EQUITY
For the Nine Months Ended July 31, 1998 and the Year Ended October 31, 1997



                                                                                                      Cumulative
                                                               Additional                              Currency
                                   Common Stock                 Paid-In           Retained            Translation
                                 Shares       Amount            Capital           Earnings            Adjustment           Total
                           ---------------------------------------------------------------------------------------------------------
Balance, October
   31, 1996                      2,000       $ 200,000         $ 3,889,000       $      66,000        $   (17,000)     $  4,138,000

Net Income                           -               -                               1,501,000                  -         1,501,000

Net transfers to parent              -               -            (959,000)         (1,567,000)                 -        (2,526,000)

Currency translation
     adjustment                      -               -                   -                   -            (25,000)          (25,000)
                            --------------------------------------------------------------------------------------------------------
Balance, October
   31, 1997                      2,000         200,000           2,930,000                   -            (42,000)        3,088,000

Net income                           -               -                   -           1,046,000                  -         1,046,000

Net transfers to parent              -               -          (1,215,000)         (1,046,000)                 -        (2,261,000)

Currency translation                 -               -                   -                   -            (37,000)          (37,000)
adjustment
                            --------------------------------------------------------------------------------------------------------
Balance July 31,
1998                             2,000       $ 200,000         $ 1,715,000       $           -        $   (79,000)     $  1,836,000
                            ========================================================================================================





         See Notes to Financial Statements.

FLEX-KLEEN CORPORATION

COMBINED STATEMENTS OF CASH FLOWS
For the Nine Months Ended July 31, 1998 and the Year Ended October 31, 1997

------------------------------------------------------------------------------------------------------------------------------------

                                                                                             1998                    1997
                                                                                        --------------------------------------
Cash Flows From Operating Activities
  Net income                                                                               $ 1,046,000            $ 1,501,000
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                                              59,000                 74,000
     (Increase) decrease in assets:
        Accounts receivable                                                                  1,696,000                360,000
        Inventories                                                                           (242,000)               (49,000)
        Prepaid expenses and other                                                              16,000                 35,000
        Related party receivables/payables                                                   1,091,000                492,000
      Increase (decrease) in liabilities:
        Accounts payable                                                                    (1,007,000)               535,000
        Employee compensation related payables                                                (144,000)               (14,000)
        Other accrued expenses                                                                (169,000)              (231,000)
        Income taxes                                                                           (38,000)               (83,000)
                                                                                           ------------           ------------
            Net cash provided by
              operating activities                                                           2,308,000              2,620,000
                                                                                           ------------           ------------

Cash Flows From Investing Activities
  Purchase of machinery and equipment                                                          (26,000)               (53,000)
                                                                                           ------------           ------------
            Net cash (used in) investing activities                                            (26,000)               (53,000)
                                                                                           ------------           ------------

Cash Flows From Financing Activities
  Net transfers to parent                                                                   (2,261,000)            (2,526,000)
  Other                                                                                        (37,000)               (25,000)
                                                                                           ------------           ------------
            Net cash (used in)
            financing activities                                                            (2,298,000)            (2,551,000)
                                                                                           ------------           ------------

            Net  (decrease) increase in cash                                                   (16,000)                16,000

Cash
  Beginning of period                                                                           16,000                      -
                                                                                          -------------           ------------
  End of period                                                                           $          -            $    16,000
                                                                                          =============           ============

Supplemental Disclosures of Cash Flow Information
  Cash paid for income taxes                                                              $     44,000            $     8,000
                                                                                          =============           ============



See Notes to Financial Statements.

FLEX-KLEEN CORPORATION

NOTES TO FINANCIAL STATEMENTS

     Note 1. Basis of Presentation

     The accompanying combined financial statements include the accounts of Flex-Kleen Corporation, a Delaware corporation and a wholly-owned subsidiary of AWT Air Company ("AWT Air"), a New Jersey corporation, and Flex-Kleen Canada, Ltd., a Canadian corporation and a wholly-owned subsidiary of AWT Air. Hereafter, Flex-Kleen Corporation and Flex- Kleen Canada, Ltd. are referred to collectively as "Flex-Kleen" or "the Company". AWT Air is wholly-owned by Air & Water Technologies Corporation (AWT).

     All  significant   inter-company   transactions   and  balances  have  been
     eliminated in the preparation of these combined financial statements.

     Note 2. Nature of Business and Summary of Significant  Accounting  Policies

     Nature of Business:

          Flex-Kleen services customers throughout the United States and Canada, providing industrial air pollution and filtration devices and related parts to its customers.

          The following is a summary of the Company's significant accounting policies:

     Revenue recognition

          The Company recognizes revenue when goods are shipped and when repair and maintenance services are performed.

     Inventories:

          Inventories are stated principally at the lower of cost (first in, first out method) or market and consist primarily of components and parts.

     Machinery and equipment:

          Machinery and equipment is stated at cost. Depreciation and amortization of machinery and equipment is primarily computed on the straight-line method over the estimated useful lives of the assets. The estimated useful lives are generally 5 to 10 years. Repair and maintenance costs are expensed as incurred; major renewals and betterments are capitalized. Machinery and equipment at July 31, 1998 and October 31, 1997 consists of the following:

                                                                              1998                   1997
                                                                          ------------            -----------
     Machinery and equipment                                              $   144,000             $  130,000
     Computer equipment                                                       459,000                463,000
                                                                          ------------            -----------
                                                                              603,000                593,000
     Less: accumulated depreciation and amortization                         (363,000)              (320,000)
                                                                          ------------            -----------
                                                                          $   240,000             $  273,000
                                                                          ============            ===========

FLEX-KLEEN CORPORATION

NOTES TO FINANCIAL STATEMENTS

     Note 2. Nature Of Business and Summary of Significant Accounting Policies (continued)

     Income taxes:

          The Company files a federal consolidated tax return with its parent corporation AWT and subsidiaries. Accordingly, income taxes payable to (refundable from) the tax authorities are recognized on the financial statements of AWT as the taxpayer for income tax purposes. The members of the consolidated group allocate tax payments to all members of the group for the income tax reduction resulting from a member's inclusion in the consolidated return, or, the member makes payments to AWT for its allocated share of the consolidated income tax liability. This allocation represents the liability or benefit that would be reported if the Company was separately filing its tax return(s). The result of these allocations increases or reduces the amounts due to or from AWT.

          The Company in accordance with FASB 109 recognizes deferred tax assets on deductible temporary differences and deferred tax liabilities on taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. As those differences reverse, they will enter into the determination of future taxable income included in the consolidated tax returns. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. For these financial statements, the deferred tax effect is recorded as a component of amounts due to or from AWT.

     Use of accounting estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Note 3. Related Party Transactions

     Net cash transfers to AWT:

          As noted earlier, the Company is a wholly-owned subsidiary of AWT. As part of the cash needs management system of AWT, all available cash is swept from the Company's accounts on a regular updated basis. The Company processes payments through bank accounts which are funded by AWT as checks are presented. The net cash transfers to AWT during the year ended October 31, 1997 and the nine months ended July 31, 1998 were approximately $2,526,000 and $2,261,000, respectively. These amounts have been reflected as a reduction in available retained earnings and additional paid-in-capital in the accompanying combined financial statements.

FLEX-KLEEN CORPORATION

NOTES TO FINANCIAL STATEMENTS

     Note 3. Related Party Transactions (continued)

     Allocation of Shared Expenses:

          AWT regularly incurs and pays certain expenses on the Company's behalf. All costs applicable to the Company have been included in the accompanying statements of operations. Certain common expenses and expenses incremental and proportional to the Company's operations, such as marketing, human resources, information system support, clerical and other administrative support as well as certain managerial and other costs, have been allocated to the Company and included in the accompanying statements of operations. The allocations to the Company are based on various factors, including percentage of revenue and expenses and number of employees which, in the judgment of management who control both AWT and the Company, are reasonable.

          General and administrative costs allocated to the Company for the nine months ended July 31, 1998 and the year ended October 31, 1997 were $266,000 and $508,000, respectively.

          Management believes the costs that would have been incurred had the Company existed on a stand alone basis would not have been materially different than the costs reflected in the accompanying combined statements of operations.

     Other

          Related party receivables and payables represent amounts due from or to other AWT subsidiaries and affiliates for goods and services and facility use exchanged by the Company and the related companies. There currently exists no scheduled repayment terms for these amounts and, accordingly, they have been classified as long-term in the accompanying financial statements.


     Note 4. Benefit Plans

     AWT maintains savings and retirement plans in which the Company matches a fixed percentage of each employee's contribution up to a maximum of 4% of such employee's compensation. One plan also provides for annual discretionary Company contributions which are fixed by the Board of Directors based on the performance of the applicable employee group for certain eligible employees. The expense charged to operations applicable to these plans was approximately $99,000 and $78,000 for the nine months ended July 31, 1998 and the year ended October 31, 1997, respectively.

     Note 5. Income Taxes

     The federal and state income tax provision (benefit) for the nine months ended July 31, 1998 and the year ended October 31, 1997 consist of the following:


Current                                 1998                  1997
                                    -------------         -------------
  Federal                           $    605,000          $    741,000
  State                                    8,000               (75,000)
Deferred
  Federal                                 37,000               127,000
  State                                        -                     -
                                    -------------         -------------
                                    $    650,000          $    793,000
                                    =============         =============


FLEX-KLEEN CORPORATION

NOTES TO FINANCIAL STATEMENTS

     Note 5. Income Taxes (continued)

     The difference between the income tax provision computed by applying the statutory federal income tax rate to the pretax income and the actual tax provision is as follows:

                                        1998                 1997
                                    -------------        -------------
Statutory provision                 $    577,000         $    780,000
State income taxes                        17,000               13,000
Impact of foreign operations              11,000               11,000
Non-deductible expenses                   31,000               45,000
Other                                     14,000              (56,000)
                                    -------------        -------------
                                    $    650,000         $    793,000
                                    =============        =============


     Note 6. Subsequent Event

     On August 12, 1998, AWT signed a letter of intent which provides for the sale of substantially all of the assets and assumption of substantially all of the liabilities of the Company for total consideration of approximately $15 million.

     Note 7. Commitment and Contingencies

     The Company is party to various lease agreements for facilities and warehouses. Rent expense for the nine months ended July 31, 1998 and the year ended October 31, 1997 was $365,000 and $650,000, respectively. Future minimum obligations under noncancellable leases with original terms in excess of one year are as follows:


                           Years Ended
                           October                  Amount
                           -----------          ------------
                             1999               $   215,000
                             2000                   222,000
                             2001                   209,000
                             2002                   200,000
                             2003                    33,000
                           Thereafter           ------------
                                                $   879,000
                                                ============

          In   connection   with   certain   financing   transactions   of  AWT,
          substantially all of the assets of the Company are pledged.


     Note 8. Recently Issued Accounting Pronouncements

     Under Statement of Financial Accounting Standards No. 130 issued by the Financial Accounting Standards Board in June 1997, the Company will be required to display components of both net income and comprehensive income on the face of the financial statements along with the corresponding earnings per share amount.

FLEX-KLEEN CORPORATION

NOTES TO FINANCIAL STATEMENTS

     Note 8. Recently Issued Accounting Pronouncements (continued)

          Comprehensive income is the change in equity during a period resulting from non-owner sources. It consists of two major items: net income and other comprehensive income. The most common components of other comprehensive income include foreign currency translation adjustments, minimum pension liability adjustments and unrealized gains and losses on available-for-sale securities.

          The effective date of the statement for the Company is fiscal 1999 (i.e. periods beginning after December 15, 1997).

     Note 9. Year 2000 Issue

          The Year 2000 Issue relates to whether computer systems will properly recognize and process date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or possibly fail. The Company is heavily dependent on computer processing in the conduct of substantially all of its business activities. The Company has conducted a comprehensive review of its computer systems to identify the systems that could be affected by the Year 2000 issue and believes its critical systems are Year 2000 compliant.

          The cost of making the systems Year 2000 compliant has not been significant to date. Due to the uncertainty regarding the direction and actions the buyer of the Company's assets may take regarding Year 2000 issues, a reasonable estimate of the costs that may be incurred to become Year 2000 compliant cannot be made.

Item 7. (C-2) Asset Purchase Agreement dated as of October 29, 1998 among Flex-Kleen Corporation, Flex-Kleen Canada Limited, Aqua Alliance, Inc., AWT Air Company, Inc., 1321249 Ontario Limited and Met-Pro Corporation













                            ASSET PURCHASE AGREEMENT


                                   dated as of


                                October 29, 1998


                                      among

                             FLEX-KLEEN CORPORATION

                           FLEX-KLEEN CANADA LIMITED

                               AQUA ALLIANCE, INC.

                              AWT AIR COMPANY, INC.

                             1321249 ONTARIO LIMITED

                                       and

                               MET-PRO CORPORATION

                                                     TABLE OF CONTENTS
                                                  ----------------------

                                                                                                                         PAGE
                                                                                                                         ----
                                                        ARTICLE 1
                                                    PURCHASE AND SALE

1.1      Purchase and Sale..............................................................................................  2
         1.1.1    Included Assets.......................................................................................  2
         1.1.2    Excluded Assets.......................................................................................  4
1.2      Purchase As Between Met-Pro and Met-Pro Canada.................................................................  5
1.3      The Purchase Price.............................................................................................  5
         1.3.1    Purchase Price........................................................................................  5
         1.3.2    Adjustment at Closing to Purchase Price...............................................................  6
         1.3.3    Payment of Purchase Price.............................................................................  6
         1.3.4    Allocation of Purchase Price..........................................................................  7
         1.3.5    Reimbursement for Cash Outlays between the Effective Date and the
                  Closing Date..........................................................................................  8
1.4      Assumption of Certain Liabilities; Excluded Liabilities........................................................ 11
         1.4.1    Assumed Liabilities................................................................................... 11
         1.4.2    Excluded Liabilities.................................................................................. 12

                                                        ARTICLE 2
                      CLOSING, ITEMS TO BE DELIVERED, THIRD PARTY CONSENTS, CHANGES IN NAME, FURTHER
                                              ASSURANCES AND EFFECTIVE DATE

2.1      Closing........................................................................................................ 14
2.2      Items to be Delivered at Closing............................................................................... 14
2.3      Third Party Consents........................................................................................... 16
2.4      Changes in Name................................................................................................ 16
2.5      Further Assurances............................................................................................. 17
2.6      Effective Date................................................................................................. 17

                                                        ARTICLE 3
                                              REPRESENTATIONS AND WARRANTIES

3.1      Representations and Warranties of the Sellers.................................................................. 17
         3.1.1    Corporate Existence................................................................................... 17
         3.1.2    Corporate Power; Authorization; Enforceable Obligations............................................... 18
         3.1.3    No Interest in Other Entities......................................................................... 18
         3.1.4    Validity of Contemplated Transactions, etc............................................................ 18
         3.1.5    No Third Party Options................................................................................ 19
         3.1.6    Financial Statements.................................................................................. 19


                                                                                                                        PAGE
                                                                                                                        ----



         3.1.7    Absence of Undisclosed Liabilities.................................................................... 20
         3.1.8    Property of Others; Location of Assets................................................................ 20
         3.1.9    Transactions With Affiliates.......................................................................... 20
         3.1.10   Existing Condition.................................................................................... 21
         3.1.11   Title to Properties................................................................................... 22
         3.1.12   Compliance with Law; Authorizations................................................................... 22
         3.1.13   Litigation............................................................................................ 23
         3.1.14   Insurance............................................................................................. 23
         3.1.15   Contracts and Commitments............................................................................. 24
         3.1.16   Additional Information................................................................................ 25
         3.1.17   Labor Matters......................................................................................... 26
         3.1.18   Employee Benefit Plans and Arrangements............................................................... 26
         3.1.19   Intellectual Property Matters......................................................................... 26
         3.1.20   Environmental Matters................................................................................. 27
         3.1.21   Real Property......................................................................................... 28
         3.1.22   Availability of Documents............................................................................. 29
         3.1.23   Assets................................................................................................ 29
         3.1.24   Conditions Affecting Sellers.......................................................................... 29
         3.1.25   Warranty Costs........................................................................................ 30
         3.1.26   Flex-Kleen Canada..................................................................................... 30
3.2      Representations and Warranties of Purchasers................................................................... 30
         3.2.1    Corporate Existence................................................................................... 30
         3.2.2    Corporate Power and Authorization..................................................................... 31
         3.2.3    Validity of Contemplated Transactions, etc............................................................ 31
         3.2.4    Met-Pro Canada........................................................................................ 31
         3.2.5    No Other Representations.............................................................................. 31
3.3      Survival of Representations and Warranties..................................................................... 32

                                                        ARTICLE 4
                                                     INDEMNIFICATION

4.1      Indemnification by Sellers and Shareholders.................................................................... 33
         4.1.1    Indemnification by Sellers and Shareholders........................................................... 33
         4.1.2    Limitation on Sellers' and Shareholders' Liability for Breaches of
                  Representations and Warranties........................................................................ 33
         4.1.3    Liability for Breach of Covenant and Excluded Liabilities............................................. 33
4.2      Indemnification by Purchasers.................................................................................. 34
4.3      Method of Asserting Claims, etc................................................................................ 34
4.4      Payment........................................................................................................ 38
4.5      Arbitration.................................................................................................... 39
4.6      Compliance with Bulk Sales Laws................................................................................ 40


                                                                                                                        PAGE
                                                                                                                        ----


4.7      Calculation of Damages......................................................................................... 40
4.8      Exclusive Remedy............................................................................................... 41
4.9      Goods and Services Gross-up On Indemnification................................................................. 41

                                                        ARTICLE 5
                                                 EMPLOYEE BENEFIT MATTERS

5.1      Employees and Offers of Employment............................................................................. 41
5.2      Non-Solicitation............................................................................................... 42
5.3      Vacation Credit................................................................................................ 43
5.4      COBRA.......................................................................................................... 43
5.5      Health Care and Prescription Benefits; Other Employee Benefits................................................. 43
5.6      Allocation of Liability........................................................................................ 44
5.7      Service Credit and Pre-existing Conditions..................................................................... 44
5.8      Savings Plans.................................................................................................. 45
5.9      Employee Benefit Plans......................................................................................... 45

                                                        ARTICLE 6
                                               CERTAIN POST CLOSING MATTERS

6.1      Discharge of Business Obligations.............................................................................. 46
6.2      Maintenance of Books and Records; Cooperation.................................................................. 46
6.3      Payments Received.............................................................................................. 47
6.4      Use of Name.................................................................................................... 47
6.5      UCC Matters.................................................................................................... 48
6.6      Covenant Not to Compete........................................................................................ 48
6.7      Contracting of Non-Assignable Customer Contracts............................................................... 49
6.8      Auditor's Consent.............................................................................................. 49
6.9      Right to Use Network in Connection with EMS Accounting System.................................................. 49
6.10     Transfer of Permits............................................................................................ 49
6.11     Insurance...................................................................................................... 49
6.12     Straddle Taxes................................................................................................. 50
6.13     Income Tax; Financial Reporting................................................................................ 50

                                                        ARTICLE 7
                                                      MISCELLANEOUS

7.1      Brokers' and Finders' Fees..................................................................................... 51
7.2      Sales, Transfer and Documentary Taxes, etc..................................................................... 52
7.3      Expenses....................................................................................................... 52
7.4      Contents of Agreement; Parties in Interest; etc................................................................ 52


                                                                                                                        PAGE
                                                                                                                        ----



7.5      Assignment..................................................................................................... 53
7.6      Amendments and Waiver.......................................................................................... 53
7.7      Notices........................................................................................................ 53
7.8      Delaware Law to Govern......................................................................................... 54
7.9      No Benefit to Others........................................................................................... 54
7.10     Headings, Gender, "Person" and Certain Definitions............................................................. 54
7.11     Schedules and Exhibits......................................................................................... 55
7.12     Severability................................................................................................... 55
7.13     Counterparts................................................................................................... 55
7.14     Waiver of Jury Trial........................................................................................... 55
7.15     Guarantee...................................................................................................... 55



          ASSET PURCHASE AGREEMENT, dated as of October 29, 1998, by and among FLEX-KLEEN CORPORATION, a Delaware corporation ("Flex-Kleen"), AWT AIR COMPANY, INC., a New Jersey corporation and the sole shareholder of Flex-Kleen ("AWT Air"), FLEX-KLEEN CANADA, LIMITED, an Ontario, Canada corporation that is an indirect, wholly-owned subsidiary of AWT Air ("Flex-Kleen Canada") (Flex-Kleen and Flex-Kleen Canada referred to collectively as the "Sellers" and individually as a "Seller"), AQUA ALLIANCE, INC., a Delaware corporation and the sole shareholder of AWT Air ("Aqua Alliance") (AWT Air and Aqua Alliance referred to collectively as the "Shareholders" and individually as a "Shareholder"), and MET-PRO
     CORPORATION, a Delaware corporation ("Met-Pro"), and 1321249 ONTARIO LIMITED, an Ontario corporation whose sole shareholder is Met-Pro ("Met-Pro Canada") (Met-Pro and Met-Pro Canada referred to collectively as the "Purchasers" and individually as a "Purchaser").

              -----------------------------------------------------




          Sellers are engaged in the business of designing, manufacturing on an out-sourced contract basis, and distributing and selling worldwide, equipment and products used in the collection of dry dust particulate from various gas streams, including fabric filter dust collectors and other bag houses, cartridge dust collectors, compleat dust collectors, and aftermarket filter bags, cages, valves and fabrications (such business as of July 31, 1998 hereafter referred to as the "Business").

          Shareholders are the direct or indirect holders of all of Sellers' issued and outstanding capital stock.

          Purchasers, between them as set forth herein, desire to purchase all of the Business of Sellers.

          Subject only to the limitations and exclusions contained in this Agreement and on the terms and conditions hereinafter set forth, Sellers desire to sell and Purchasers desire to purchase the Business, its operations, and the assets of Sellers used therein.

          NOW, THEREFORE, in consideration of the recitals and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                Purchase and Sale

          1.1 Purchase and Sale. At the Closing hereunder (as defined in Section
     2.1 hereof) and except for the Excluded Assets (as defined by and set forth in Section 1.1.2 hereof), Purchasers, upon and subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements of Sellers and Shareholders herein contained, agree to purchase from Sellers, and Sellers, upon and subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements of Purchasers, agree to sell, grant, convey, assign, transfer and deliver to Purchasers, as between them as set forth in Section 1.2 hereof, all right, title and interest of Sellers in and to (a) the Business as a going concern, (b) the names "FLEX-KLEEN CORPORATION" and "FLEX-KLEEN CANADA LIMITED" and all variations thereof and all goodwill associated therewith, and (c) all of the assets, properties and rights of Sellers constituting the Business or used therein, of every kind and description, real, personal and mixed, tangible and intangible, wherever situated (which Business, name, goodwill, assets, properties and rights are herein sometimes called the "Assets"), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever (collectively "Liens"), except Permitted Liens (as defined in Section
     3.1.11 hereof). In addition, AWT Air at Closing shall assign and transfer to Purchasers all of its right, title and interest in any Confidentiality Agreement (as defined in Section 1.1(e) below) executed by AWT Air and any employee, consultant, customer or vendor of Sellers; provided, however, that the foregoing shall not be deemed to preclude Sellers or Shareholders from enforcing the provisions of such Confidentiality Agreements with respect to information matters or events arising on or prior to the Closing Date.

          1.1.1 Included Assets. The Assets shall exclude only those assets expressly set forth in Section 1.1.2 hereof, and shall include without limitation all of the tangible and intangible assets, properties and rights of Sellers used directly or indirectly in the conduct of, or generated by or constituting, the Business, both in the United States, Canada, and in any other locations, as of the Effective Date (as hereafter defined in Section 2.6), including, without limitation, the following:

               (a) all machinery, equipment, office equipment and systems, tools, vehicles, furniture, furnishings, partitions, plant equipment, fixtures, leasehold improvements, molds, dies, goods, and other tangible personal property;

               (b) all cash or cash equivalents of Sellers, in transit, in hand or in bank accounts, regardless of whether maintained in the name of Sellers or Shareholders, including all cash generated by the Business after the Effective Date;

               (c) all prepaid items, unbilled costs and fees, and accounts, notes and other receivables;

               (d) all supplies, inventories, finished goods, spare parts, replacement parts, materials, raw materials, work in process, goods, and office and other supplies including packaging material and cartons;

               (e) to the extent permitted by applicable law, all rights under any agreement, non-disclosure or confidentiality agreement (each a "Confidentiality Agreement"), Contract (as defined in Section 3.1.15 hereof), contract, agreement with vendors and suppliers, lease, plan, instrument, registration, license, certificate of occupancy, other permit or approval of any nature, or other document, commitment, arrangement, undertaking, practice or authorization;

               (f) all rights under any patent,  trademark,  service mark, trade
          name,   business  name,  trade  dress,  logo  or  copyright,   whether
          registered or unregistered, and any applications therefor;

               (g) all technologies, methods, formulations, data bases, trade secrets, know-how, inventions and other intellectual property used in the Business or under development;

               (h) all computer software including but not limited to the EMS Accounting System (including documentation and related object and source codes, if presently available to Sellers);

               (i) all information, files, records, documents, sales and product literature, advertising mechanicals and photographs, advertising text and copy, advertising, marketing and promotional materials, demonstration samples, product models, and any other usual sales materials, engineering drawings, technical data, operational manuals, books and records, data, plans, contracts and recorded knowledge, including customer, vendor, representative, distributor and supplier lists, related to the foregoing;

               (j)  all  business   telephone  numbers  and  mailing  addresses,
          including all post office box numbers, for and owned by the Business;

               (k) all rights or choses in action arising out of occurrences before or after the Closing, including without limitation all rights under express or implied warranties relating to the Assets;

               (l) to the extent not covered above, all claims and rights under contracts, agreements, contract rights, leases, license agreements, franchise rights, policies, purchase and sale orders, quotations, executory commitments, instruments, arrangements and understandings of Sellers to which either Seller is a party, including but not limited to any security deposits; and

               (m) to the extent not covered above, all assets and properties reflected on the Effective Date Pro Forma Balance Sheet (as defined in
          Section 3.1.6 hereof).

          1.1.2 Excluded Assets. Notwithstanding the foregoing, the Assets shall not include any of the following (collectively the "Excluded Assets" and each an "Excluded Asset"):

               (a) the corporate seals, certificates of incorporation, minute books, stock books, tax returns, books of account or other records having to do with corporate organization of Sellers;

               (b) the rights which accrue or will accrue to Sellers under this Agreement;

               (c) the rights to any of Sellers' claims for any federal, Canadian, Provincial, state, local, or other foreign tax refunds or credits relating to periods prior to the Effective Date, plus the rights to any of Sellers' claims for any federal, Canadian, Provincial, state, local or other foreign income tax refunds or credits relating to periods prior to the Closing Date;

               (d) any receivable or inter-company indebtedness due from either of the Shareholders or other affiliate of Sellers as of the Effective Date;

               (e) assets disposed of in the ordinary course of business between the Effective Date and the Closing Date in accordance with the provisions of this Agreement;

               (f) Sellers' "CARAT" accounting software;

               (g) any insurance policy of Seller, and any right of Sellers under any policy of insurance, including any proceeds payable or paid thereunder, for claims arising prior to the Effective Date;

               (h) any trademark or service mark not used in the Business, or other tangible or intangible asset or right set forth on Exhibit 1.1.2 hereof;

               (i) assets associated with employees or employee benefit plans prior to the Closing Date;

               (j) the leases of Sellers for the facilities in Sharpsburg, North Carolina and Richmond Hill, Ontario;

               (k) the capital stock of Sellers;

               (l) assets of Flex-Kleen Canada which do not primarily relate to the Business, including but not limited to Flex-Kleen Canada's right to payment from Stone Container (Canada), Inc; and

               (m) any asset or item set forth on Schedule 1.1.2 hereof.

          1.2 Purchase As Between Met-Pro and Met-Pro Canada. At Closing, the Assets shall be acquired by, and transferred and conveyed to, as between the Purchasers as follows:

               (a) all of the Assets that are used by Flex-Kleen Canada in the Business shall be acquired by, and transferred and conveyed to, Met-Pro Canada; and

               (b) all other Assets shall be acquired by, and shall be transferred and conveyed to, Met-Pro, except that at or prior to Closing, Met-Pro may assign its right hereunder to any wholly-owned subsidiary of Met-Pro; provided, however, that Met-Pro shall be solely liable for any performance required of it hereunder, notwithstanding any such assignment.

          1.3 The Purchase Price.

          1.3.1 Purchase Price. The purchase price (the "Purchase Price") to be paid hereunder by Purchasers shall be in the amount of $15,000,000 (fifteen million dollars) cash, which amount shall be subject to adjustment as provided for by Section 1.3.2 hereof.

          1.3.2 Adjustment at Closing to Purchase Price. The Purchase Price shall be adjusted at Closing as follows:

               (a) The Purchase Price shall be reduced by the amount, if any, by which the Pro Forma Net Equity (as hereafter defined) on the Effective Date Pro Forma Balance Sheet is less than $2,200,000. No adjustment to the amount of the Purchase Price shall be made to the extent to which such Pro Forma Net Equity on the Effective Date Pro Forma Balance Sheet shall exceed $2,200,000. For purposes of this Agreement, "Pro Forma Net Equity" shall mean the book value of the Assets recorded on the Effective Date Pro Forma Balance Sheet, net of and minus the liabilities recorded on the Effective Date Pro Forma Balance Sheet; and

               (b) The Purchase Price shall be reduced by the product, if any, determined by multiplying (x) the amount by which the EBITDA (as hereafter defined) for the nine months ending July 31, 1998 as determined from the July 31, 1998 Financial Statements (hereafter defined in Section 3.1.6 hereof) is less than $1,650,000, (y) by five
          (5). The maximum amount of reduction in the Purchase Price pursuant to this adjustment shall be $500,000. No adjustment to the amount of the Purchase Price shall be made to the extent to which such EBITDA for the nine months ending July 31, 1998 on the July 31, 1998 Financial Statements shall exceed $1,650,000. For purposes of this Agreement, "EBITDA" shall mean earnings on the July 31, 1998 Financial Statements before interest, taxes, depreciation, and amortization, determined in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied.

               (c) The sum of the reductions, if any, to the Purchase Price provided by this Section 1.3.2 shall be referred to in this Agreement as the "Purchase Price Closing Adjustment."

          1.3.3 Payment of Purchase Price. On the Closing Date, Purchasers shall pay (i) to Sellers, on account of the Purchase Price, $14,500,000 (fourteen million five hundred thousand dollars), less the amount of the Purchase Price Closing Adjustment (such net amount, the "Sellers Closing Payment"), payable by wire transfer of immediately available funds to such account as Sellers shall designate, and (ii) to the Escrow Agent (the costs and charges of which shall be shared equally between Sellers and Purchasers) under an Escrow Agreement substantially in the form attached hereto as
     Exhibit 1.3.3 (the "Escrow Agreement"), on account of the Purchase Price, the sum of $500,000 (five hundred thousand dollars) (the "Escrow Closing Payment"; and together with the Sellers Closing Payment, the "Closing Payment").

          1.3.4 Allocation of Purchase Price.

               (a) As soon as practicable after the Closing Date,  Sellers shall deliver to Purchasers a statement (the "Allocation Statement") setting forth the allocation of the Purchase Price, plus or minus, as the case may be, and to the extent properly taken into account under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), the Assumed Liabilities, any Purchase Price Closing Adjustment
          pursuant to Section 1.3.2 hereof, and any Closing Cash Flow Reimbursement Payment and any Post-Closing Cash Flow Reimbursement Payment pursuant to Sections 1.3.5(a) and 1.3.5(b) hereof, respectively, amongst the Assets and the covenant not to compete contained in Section 6.6 hereof. The Allocation Statement shall reflect the allocation set forth on Schedule 1.3.4 hereto, plus or minus any adjustments to the Purchase Price for the Post-Closing Cash Flow Reimbursement Payment (to the extent properly taken into account under Section 1060 of the Code).

               (b) Purchasers  shall have a period of fifteen (15) calendar days after the delivery of the Allocation Statement to present in writing to Seller any objections that Purchasers may have to the calculation and allocation set forth in the Allocation Statement. Unless Purchasers timely object, the Allocation Statement shall be binding upon the parties without further adjustment.

               (c) If Purchasers shall raise any objections  within such fifteen
          (15) calendar day period, Purchasers and Sellers shall negotiate in good faith and use their best efforts to resolve such dispute. If the parties fail to agree within five (5) calendar days after Purchasers' delivery of their objections, then each party may calculate and allocate the Purchase Price (for purposes of Section 1060 of the Code) as it shall determine; provided, however, that the $50,000 allocated in Schedule 1.3.4 to the covenant not to compete provided for in
          Section 6.6 hereof and the absence in Schedule 1.3.4 of any allocation to goodwill as a component of the Assets and Business of Flex-Kleen Canada shall not vary from that provided for in Schedule 1.3.4.

               (d) If the Allocation Statement is finally agreed upon as provided for hereby, Sellers and Purchasers agree to (i) calculate and report, and to cause their affiliates to calculate and report, an allocation of such Purchase Price (with adjustments as described above) amongst the Assets and the covenant not to compete in a manner entirely consistent with the agreed-to Allocation Statement, (ii) act in accordance with the Allocation Statement in the preparation and filing of all Tax returns and elections (including, without limitation filing Form 8594 with their Federal income Tax returns for the taxable year that includes the Effective Date) and in the course of any Tax audit, Tax review or Tax litigation relating thereto and (iii) take no position and cause their affiliates to take no position inconsistent with the Allocation Statement for U.S. federal and state and Canadian and Provincial income Tax purposes.

               (e) Not later than 30 days prior to the filing of their respective Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594.

               (f) The parties acknowledge and agree that any adjustment to the Allocation Statement for the Closing Cash Flow Reimbursement Payment and the Post-Closing Cash Flow Reimbursement Payment contemplated by
          Section 1.3.4(a) hereof is for tax reporting purposes only, and shall not be considered an adjustment for financial reporting purposes, and that nothing contained in this Section 1.3.4 or in Sellers' or Purchasers' Form 8594 shall be deemed to in any way alter the intent or intended effect of Section 2.6 or Section 6.13(b) hereof.

          1.3.5 Reimbursement for Cash Outlays between the Effective Date and the Closing Date.

               (a) At Closing, there shall be a reimbursement for the Cash Flow (as hereafter defined) of the Business during the period beginning with the Effective Date and ending on September 25, 1998, in the amount set forth on Schedule 1.3.5 hereto, payable by wire transfer of immediately available funds to such account as Purchasers, if the Cash Flow shall be a positive number, or Sellers, if the Cash Flow shall be a negative number, shall designate (the "Closing Cash Flow Reimbursement Payment").

                For purposes of this Section 1.3.5, "Cash Flow" of the Business shall mean the difference obtained by subtracting (i) net cash transfers, payments, contributions or infusions made by Shareholders or any of their affiliates to Sellers which are in the nature of loans, capital contributions or similar advances to Sellers, from (ii) net cash transfers, payments, distributions or disbursements made by Sellers to Shareholders or any of their affiliates which are in the nature of loans, dividends, distributions or similar advances to Shareholders or their affiliates or withdrawals from Sellers.

               (b) After Closing, there shall be a reimbursement for the Cash Flow of the Business during the period between September 26, 1998 and ending on the Closing Date (the "Post-Closing Cash Flow Reimbursement

          Payment"), as follows:

                        (i) Within  twenty  (20)  calendar  days  following  the
                  Closing Date, Sellers shall deliver to Purchasers a pro forma unaudited Cash Flow statement of the Business for the period beginning with September 26, 1998 and ending on the Closing Date (the "Closing Pro Forma Cash Flow Statement"). In preparing the Closing Pro Forma Cash Flow Statement, Sellers shall utilize the same procedures and methodology utilized in the determining the amount of the Closing Cash Flow Reimbursement Payment reflected in Schedule 1.3.5 hereof.

                       (ii) If Purchasers  disagree  with  Sellers'  Closing Pro
                  Forma Cash Flow Statement delivered pursuant to Section 1.3.5(b)(i) hereof, Purchasers may, within twenty five (25) calendar days after delivery of the Closing Pro Forma Cash Flow Statement, deliver a notice to Sellers disagreeing with such calculation and setting forth Purchasers' calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Purchasers disagree, and Purchasers shall be deemed to have agreed with all other items and amounts contained in the Closing Pro Forma Cash Flow Statement.

                      (iii) The "Final  Closing  Pro Forma Cash Flow  Statement"
                  shall be (A) the Closing Pro Forma Cash Flow Statement if Purchasers do not notify Sellers of any disagreement therewith within such twenty-five (25) calendar-day period and (B) if Purchasers notify Sellers in writing of any disagreement with such Closing Pro Forma Cash Flow Statement, such Closing Pro Forma Cash Flow Statement as adjusted or corrected in accordance with the resolution of such disagreement, either by agreement of Sellers or Purchasers or by an internationally recognized firm of independent public accountants as to which Sellers and Purchasers shall mutually agree (the "CPA Firm"), as the case may be.

                       (iv) Purchasers and Sellers shall negotiate in good faith
                  to resolve any disagreements raised by Purchasers' disagreement notice, but if Purchasers and Sellers are unable to resolve all of their disagreements with respect to the determination of any of the disputed items within ten (10) calendar days following receipt of Purchasers' disagreement notice, they shall proceed to refer their remaining disagreements to the CPA Firm, which shall, acting as experts and not as arbitrators, determine, only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Pro Forma Cash Flow Statement requires correction or adjustment. The parties shall instruct the CPA Firm to deliver its written determination to Purchasers and Sellers no later than the twentieth calendar day after the remaining differences underlying Purchasers' notice are referred to the CPA Firm. The cost of such review and report shall be borne (A) by Sellers if the difference between the Final Closing Pro Forma Cash Flow Statement and Closing Pro Forma Cash Flow Statement as set forth in Sellers' calculation of the Closing Pro Forma Cash Flow Statement delivered pursuant to Section 1.3.5(b)(i) hereof is greater than the difference between the Final Closing Pro Forma Cash Flow Statement and the Closing Pro Forma Cash Flow Statement as set forth in Purchasers'
                    calculation of the Closing Pro Forma Cash Flow Statement delivered pursuant to Section 1.3.5(b)(i) hereof, (B) by Purchasers if the first such difference is less than the second such difference, and (C) otherwise equally by Purchasers and Sellers.

                         (v) If the Final Closing Pro Forma Cash Flow  Statement
                    reflects a negative cash amount (i.e., that during the period between October 1, 1998 and the Closing Date, the amount of cash infused into the Business by Sellers or Shareholders exceeded the amount withdrawn by Sellers or Shareholders), then Purchasers shall pay Sellers such negative amount; and if the Final Closing Pro Forma Cash Flow Statement reflects a positive cash amount (i.e., that during the period between October 1, 1998 and the Closing Date, the amount of cash withdrawn by Sellers or
                    Shareholders from the Business exceeded the amount infused by Sellers or Shareholders into the Business), then Sellers shall pay Purchasers such positive amount, in each case, by wire transfer of immediately available funds to such account as the recipient shall designate, within five (5) calendar days of finalizing the Final Closing Pro Forma Cash Flow Statement pursuant to this Section 1.3.5, provided, however, that if upon Purchasers completing their review of the Closing Pro Forma Cash Flow Statement, there is any amount owning hereunder by either party to the other party that is not in dispute by the parties, Purchasers or Sellers, as applicable, shall pay such undisputed amount to the other party promptly (within five (5) calendar days of Purchasers' completion of such review).

               (c) To the extent to which this Agreement elsewhere specifically provides for reimbursement of Sellers for certain expenses of the Business beginning with the Effective Date, including, without limitation, as set forth in Sections 5.5(a) and 5.5(c) hereof, such amounts shall not be included as an expense of the Business for purposes of this Section 1.3.5. In addition, in determining the Cash Flow of the Business for the period beginning with the Effective Date, the parties shall give effect to the provisions of this Agreement, including without limitation Section 6. 13(a) and Section 7.3 hereof.

          1.4 Assumption of Certain Liabilities; Excluded Liabilities.

          1.4.1 Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement including but not limited to Purchasers' right to indemnity under Section 4.1 hereof, Purchasers agree, effective at the time of the Closing, to assume all debts, obligations, contracts and liabilities of Sellers of any kind, character or description relating to or arising out of the conduct of the Business (collectively the "Assumed Liabilities"), except for the Excluded Liabilities (as defined by and set forth in Section 1.4.2 hereof), including without limitation the following:

               (a) all liabilities set forth on the Effective Date Pro Forma Balance Sheet and all liabilities incurred after the Effective Date to the extent not satisfied prior to the Closing Date;

               (b) all liabilities and obligations of Sellers arising under the Contracts (as defined in Section 3.1.15 hereof);

               (c) by way of an assignment of such leases, all liabilities and obligations of Sellers arising after the Effective Date under the real property lease for the offices occupied by Flex-Kleen in Itasca, Illinois (the "Itasca Lease");

               (d) all warranty liabilities and obligations relating to any products manufactured or sold by the Business on or prior to the Closing Date (exclusive of any product liability claims);

               (e) except as set forth in Section 1.4.2 hereof, all liabilities or obligations relating to employee benefits or compensation arrangements existing on or prior to the Effective Date, to the extent such obligations are reserved for on the Effective Date Pro Forma Balance Sheet, with respect to any employee of the Business who is employed by Purchasers as of the Closing Date; and

               (f) the obligations of Sellers and Aqua Alliance under that certain Transitional Services Agreement dated as of July 23, 1998 between Aqua Alliance and Hamon & Cie (International) S.A. ("Hamon"), only with respect to the provision to Hamon and/or its subsidiaries of office space at Itasca, Illinois, warehouse space and services at Sharpsburg, North Carolina and the EMS Inventory Accounting System described in items 2, 6 and 7 of Schedule A thereof.

          1.4.2 Excluded Liabilities. Notwithstanding any provision in this Agreement including but not limited to Section 1.4.1 hereof or any other writing to the contrary, Purchasers at Closing shall assume only the Assumed Liabilities and shall not assume any other liability or obligation of Sellers of whatever nature, whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Sellers (all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities" and each an "Excluded Liability"), and, notwithstanding anything to the contrary in this Section 1.4, none of the following shall be Assumed Liabilities for the purposes of this Agreement:

               (a) any liability or obligation for any Tax (as hereafter defined) incurred prior to the Effective Date together with any liability or obligation under Section 6.13(a) hereof; provided, however, that Transfer Taxes (as defined by Section 7.2 hereof) incurred in connection with the transactions contemplated by this Agreement shall be paid in the manner set forth in Section 7.2 hereof. For purposes of this Agreement, "Tax" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding on amounts paid to or by any Seller, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, goods and services, capital, Canada Pension Plan, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax (domestic or foreign), or (ii) liability for the payment of any amounts of the type described in (i) as a result of being party to any agreement or any express or implied obligation to indemnify any other person;

               (b) any obligations of Sellers in respect of Flex-Kleen's or Flex-Kleen Canada's real property sub-leases for facilities in Richmond Hill, Ontario, Canada, respectively, and Flex-Kleen's sale and leasing back of facilities in Sharpsburg, North Carolina (the "Sharpsburg Facilities"), whenever arising, relating to activity or events prior to the Effective Date, it being understood that as of Closing, Purchaser shall enter into a new lease for the Sharpsburg Facilities;

               (c) all liabilities for overdrafts relating to checks written but not cashed prior to the Effective Date;

               (d) any inter-company liability with respect to the Business owing by Sellers to Shareholders or any of their affiliates;

               (e) all liabilities for personal injury claims (including claims relating to silicosis or any personal injury relating to exposure to Hazardous Substances (as defined in (f) below)) and for product liability claims, in each case relating to an action or event occurring, or product sold by Sellers, prior to the Effective Date;

               (f) all liabilities arising under any Environmental Law (as defined in Section 3.1.20 hereof), whenever asserted, to the extent arising out of: (i) the alleged or actual violation, on or prior to the Effective Date, of any Environmental Law by any Seller in connection with its operation or ownership of the Business or the Assets, (ii) the existence, on or prior to the Effective Date, of any hazardous, carcinogenic or toxic material, pollutant, contaminant, chemical or waste, regulated by or designated as such by any Environmental Law (any of the foregoing, a "Hazardous Substance") at, on or under any real property that was owned or leased or operated by any Seller, to the extent to which such existence represented as of the Effective Date a violation of any Environmental Law or as to which any Environmental Law would require remediation, (iii) the disposal, discharge or release, on or prior to the Effective Date, of any Hazardous Substance by any Seller in connection with its operation of the Business or by any present or former affiliate of Sellers at the Sharpsburg Facility, (iv) the ownership or operation on or prior to the Effective Date by Flex-Kleen or AWT Air of the real property constituting the Sharpsburg Facility, (v) the ownership or operation by any Seller of any business or real property other than the Assets or the Business, (vi) the removal of the items set forth on Schedule 2.2(a) hereof (notwithstanding that this shall have occurred after the Effective Date), (vii) any matter referred to in Schedule 3.1.20 hereof, and (viii) any claims made by any third party including any governmental agency with respect to any of the foregoing (collectively "Environmental Liabilities" and any of the foregoing an "Environmental Liability");

               (g) any liability or obligation relating to the following employee benefits or compensation arrangements existing on or prior to the Effective Date with respect to any employee or former employee of the Business: (A) any retirement or post-retirement benefit or benefit plan including but not limited to any retirement or post-retirement health care, insurance or pension benefit (collectively the "Post-Retirement Benefits"); (B) any carried-over vacation benefit carried over from any period prior to January 1, 1998 including but not limited to any "equitable adjustment" made or granted to any Flex-Kleen employee during 1998 which was not used as of the Effective Date; (C) any defined benefit plan or obligation relating thereto; (D) any employee retention agreement (collectively the "Employee Retention Agreements"); and (E) any employment termination obligation including without limitation any obligation under the AWT Air Severance Pay Plan adopted April 1, 1997 (the "AWT Air Severance Pay Plan"), except as relates to Maurice and Joan Hamilton under the terms of Section 5.1 hereof (collectively the "Employment Termination Agreements"); and

               (h) any liability or obligation arising out of an action or event occurring on or prior to the Effective Date relating to an Excluded Asset; provided, however, that Flex-Kleen's indemnity obligation under
          Section 11.2 of its lease for the Sharpsburg Facility is an Excluded Liability.





                                    ARTICLE 2

CLOSING, ITEMS TO BE DELIVERED, THIRD PARTY CONSENTS, CHANGES IN NAME, FURTHER ASSURANCES AND EFFECTIVE DATE

          2.1 Closing. The closing (the "Closing") of the transactions contemplated hereby shall take place at 11:00 A.M., local time, on October 29, 1998 at the offices of Davis, Polk and Wardwell, 450 Lexington Avenue, New York, NY 10017. The date of the Closing is sometimes herein referred to as the "Closing Date."

          2.2 Items to be Delivered at Closing. At the Closing and subject to the terms and conditions herein contained:

          (a) Sellers shall deliver to Purchasers the following:

                    (i) such  bills of sale,  assignments,  patent  assignments, endorsements,  and  other  good and  sufficient  instruments  and documents of conveyance and transfer, in form reasonably satisfactory to Purchasers and their counsel, as shall be necessary and effective to transfer and assign to, and vest in, Purchasers all of Sellers' right, title and interest in and to the Assets, and simultaneously with such delivery, Sellers shall take all such steps as may be reasonably required to put Purchasers in actual possession and operating control of the Assets;

                    (ii)  the  Closing  Cash  Flow  Reimbursement   Payment,  if
               required, pursuant to Section 1.3.5(a) hereof;

                    (iii) to the  extent  not  addressed  by  Section  2.2(a)(i)
               hereof, an assignment and assumption agreement pertaining to Flex-Kleen's lease for facilities at 955 Hawthorn Drive, Itasca, Illinois (the "Itasca Lease") (and shall deliver to Purchasers original copies of all consents obtained for such assignment) and with respect to the Itasca Lease, Purchasers shall at Closing provide a letter of credit security deposit to the landlord as required by the Itasca Lease to replace the letter of credit security deposit to be returned by the landlord to the Sellers;

                    (iv) a certificate from Sellers and  Shareholders  dated the
               Closing Date as to the removal of the items set forth on Schedule 2.2(a) hereof;

                    (v) such documents as Purchasers  shall request  relating to the existence of Sellers and Shareholders, the authority of Sellers and Shareholders for these transactions, and as Purchasers shall otherwise reasonably request; and

                    (vi) any other documents or items called for by this Article
               2 and elsewhere by this Agreement.

          (b) Purchasers shall deliver to Sellers the following:

                    (i) the Sellers  Closing  Payment in accordance with Section
               1.3 hereof;

                    (ii)  the  Closing  Cash  Flow  Reimbursement   Payment,  if
               required, pursuant to Section 1.3.5(a) hereof;

                    (iii) the Closing Health Care and Prescription  Plan Premium
               Reimbursement Payment and the Closing Benefits Cost Reimbursement Payment, in accordance with Sections 5.5 (a) and 5.5(c) hereof, respectively, unless such payments shall be included in the Closing Cash Flow Reimbursement Payment;

                    (iv) an undertaking whereby Purchasers will assume and agree to pay, discharge or perform, as appropriate, Sellers' liabilities and obligations to the extent and as provided in
               Section 1.4.1 hereof in form reasonably satisfactory to Sellers and their counsel;

                    (v) such documents as Sellers shall request  relating to the existence of Purchasers, the authority of Purchasers for these transactions, and as Sellers shall otherwise reasonably request; and

                    (vi) any other documents or items called for by this Article
               2 and elsewhere by this Agreement.

               (c) Sellers, Purchasers and Escrow Agent shall execute and deliver the Escrow Agreement, and Purchasers shall deliver the Escrow Closing Payment to the Escrow Agent.

          2.3 Third Party Consents. To the extent that Sellers' rights under any agreement, contract, commitment, lease or other Asset to be assigned to Purchasers hereunder may not be assigned without the consent of another person which as of Closing has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. Prior to Closing, Sellers, at their expense, shall use reasonable commercial efforts to obtain any such required consents. If any such consent shall not be obtained or would in Sellers' reasonable opinion require unreasonable commercial efforts or if any attempted assignment would be ineffective or would impair Purchasers' rights under the Asset in question so that Purchasers would not in effect acquire the benefit of all such rights, Sellers, to the maximum extent permitted by law and the Asset, shall act after the Closing as Purchasers' agents, without mark-up charges or expense to Purchasers, in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the Asset, with Purchasers in any other reasonable arrangement designed to provide such benefits to Purchasers.

          2.4 Changes in Name. On the Closing Date, Sellers and Shareholders shall deliver to Purchasers all such executed documents as may be required on that date to change Sellers' names in Sellers' state and province of incorporation, respectively. Not later than twenty (20) calendar days after the Closing Date, Sellers and Shareholders shall deliver to Purchasers all such executed documents as may be required to change Sellers' names in each state and province where either of the Sellers is qualified to do business.

          2.5 Further Assurances. Sellers and Shareholders from time to time after the Closing, at Purchasers' request, will execute, acknowledge and deliver to Purchasers such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchasers may reasonably require in order to vest more effectively in Purchasers, or to put Purchasers more fully in possession of, any of the Assets, or to better enable Purchasers to complete, perform or discharge any of the liabilities or obligations assumed by Purchasers at the Closing pursuant to Section 1.4.1 hereof. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

          2.6 Effective Date. Notwithstanding the actual date of the Closing, the Closing shall be deemed to be effective as of 5:01 P.M. on July 31, 1998 (the "Effective Date"). For the period from the Effective Date until the actual date of the Closing, Sellers shall be deemed to have operated the Business for the benefit of Purchasers, as if the Closing had taken place on the Effective Date. All economic activity of Sellers, including all sales, cash and earnings, during the period between the Effective Date and the Closing, shall inure to Purchasers. Notwithstanding the foregoing, tax reporting and liability and financial reporting pertaining to such activity shall be treated as set forth in Section 6.13(a) and Section 6.13(b) hereof, respectively.





                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

          3.1 Representations and Warranties of the Sellers. Sellers hereby represent and warrant to Purchasers as of the Closing Date that, except as set forth on a disclosure schedule attached hereto (the "Disclosure Schedule"), each of which exceptions shall specifically identify the relevant subsection hereof to which it relates and shall be deemed to be representations and warranties as if made hereunder:

          3.1.1 Corporate Existence. Each Shareholder and Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation. Each Seller is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the conduct of the Business by it requires it to be so qualified, all of which jurisdictions are listed on Section 3.1.1 of the Disclosure Schedule, except for such qualification the absence of which would not have a Material Adverse Effect (as hereafter defined). Any penalty or fine for the failure by any Seller to have qualified in any jurisdiction shall constitute Damages under Section 4.1 hereof. As used herein, "Material Adverse Effect" means a material adverse effect on the business, assets or results of operations of the Business, except any such effect resulting from or arising in connection with (i) this Agreement or the transactions contemplated hereby, (ii) changes or conditions affecting the air pollution analysis, monitoring, control or management industries generally or (iii) changes in economic, regulatory or political conditions generally.

          3.1.2 Corporate Power; Authorization; Enforceable Obligations. Each Shareholder and Seller has the corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by each Shareholder and Seller have been duly authorized by all necessary corporate and shareholder action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Sellers or Shareholders in accordance with the provisions hereof (the "Sellers' Documents") will be, duly executed and delivered on behalf of Shareholders and Sellers by duly authorized officers of Shareholders and Sellers, and this Agreement constitutes, and the Sellers' Documents when executed and delivered will constitute, the valid and binding obligations of each Shareholder and Seller as is a party thereto, enforceable against such party in accordance with their respective terms.

          3.1.3 No Interest in Other Entities. Except for interests in the entities described in Section 3.1.3 of the Disclosure Schedule, no shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity are included in the Assets.

          3.1.4 Validity of Contemplated Transactions, etc. Except as set forth in Section 3.1.4 to the Disclosure Schedule, the execution, delivery and performance of this Agreement by each Shareholder and Seller does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which such Seller or Shareholder is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to such Seller or Shareholder, (c) the charter documents of such Seller or Shareholder or any securities issued by such Seller or Shareholder, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization (hereinafter defined in Section 3.1.12), or other written instrument, to which such Seller or Shareholder is a party, by which such

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     Seller or Shareholder  may have rights or by which any of the Assets may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of such Seller or Shareholder thereunder. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Sellers or Shareholders.

          3.1.5 No Third Party Options. There are no existing agreements, options, commitments or rights with, of or to any person to acquire any Sellers' assets, properties or rights included in the Assets or any interest therein, except for those contracts entered into in the normal course of business consistent with past practice for the sale of inventory of such Seller.

          3.1.6 Financial Statements. Sellers have provided Purchasers with (i) an audited balance sheet of Sellers as of and at October 31, 1997, and the related audited statements of income, shareholders equity, cash flows and notes to financial statements for the fiscal year ended October 31, 1997 (the "October 31, 1997 Financial Statements"); (ii) an audited balance sheet of Sellers as of and at July 31, 1998, and the related audited statements of income, shareholders equity, cash flows and notes to financial statements for the interim period ended July 31, 1998 ( the "July 31, 1998 Financial Statements"); and (iii) an unaudited balance sheet as of and at July 31, 1998 which on a pro forma basis records the Assets and Assumed Liabilities, and excludes the Excluded Assets and Excluded Liabilities, as if the Closing had taken place on such date (the "Effective Date Pro Forma Balance Sheet"), together with such pro forma adjustments.

          The statements of income, shareholders equity, cash flow and notes to financial statements included in the July 31, 1998 Financial Statements fairly present the income, cash flow and changes in shareholders equity of Sellers for the nine month period ended July 31, 1998, have been prepared in accordance with GAAP, consistently applied, and contain all adjustments necessary to present fairly the income, shareholders equity and cash flow of Sellers for the nine month period then ended.

          The Effective Date Pro Forma Balance Sheet fairly presents the financial position of the Assets and Assumed Liabilities as of July 31, 1998 on a pro forma basis, as if the Closing had taken place on such date, has been prepared in accordance with GAAP, consistently applied, and contains all adjustments necessary to fairly present the financial position of the Assets and Assumed Liabilities as of July 31, 1998 including adjustments to exclude the Excluded Assets and Excluded Liabilities.

          3.1.7 Absence of Undisclosed Liabilities. Sellers have no liabilities or obligations with respect to the Business, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

               (a) as set forth on Section 3.1.7 to the Disclosure Schedule;

               (b) those liabilities or obligations set forth on the Effective Date Pro Forma Balance Sheet and not heretofore paid or discharged;

               (c) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed on Schedule 3.1.7 to the Disclosure Schedule or not required to be disclosed because of the term or amount involved; and

               (d) those liabilities or obligations incurred, consistent with past business practice, in the ordinary course of business since the Effective Date.

          For purposes of this Agreement, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

          3.1.8 Property of Others;  Location of Assets.  Except as set forth in
     Section 3.1.8 of the Disclosure Schedule, no person other than Sellers owns any equipment or other tangible assets or properties situated on the premises of Sellers or necessary to the operation of the business of Sellers, except for leased items disclosed in Section 3.1.8 of the Disclosure Schedule and for items of immaterial value. Section 3.1.8 of the Disclosure Schedule identifies the location of all of the tangible Assets being acquired by Purchasers hereunder that are not located on the premises of Sellers, such as but not limited to molds, casting patterns, special machinery, and office equipment such as laptop computers.

          3.1.9  Transactions  With  Affiliates.  Except as set forth in Section
     3.1.9 to the Disclosure Schedule, no shareholder, director or officer of Sellers, or any of such person's affiliates, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any material contract, agreement or understanding, business arrangement or relationship with Sellers.

          3.1.10 Existing Condition. Since the Effective Date, except as set forth on Section 3.1.10 of the Disclosure Schedule, Sellers with respect to the Business have not:

               (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

               (b) sold, encumbered, assigned or transferred any assets or properties which would have been included in the Assets if the Closing had been held on the Effective Date or on any date since then, except in the ordinary course of business consistent with past practice;

               (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its Assets to any Lien, except for Permitted Liens (hereinafter defined in Section 3.1.11 hereof);

               (d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, except for amendments or terminations that do not have economic effect, or canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business, except for cancellations, modifications or waivers that do not have economic effect;

               (e) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares;

               (f) suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting its business, operations, assets, properties or prospects or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $5,000 or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

               (g) suffered any Material Adverse Effect;

               (h) received written notice or had knowledge of any actual or threatened litigation, workers' compensation claim, human rights claim, personal injury claim, product liability claim or other claim or demand, labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

               (i) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000 except such as may be involved in ordinary repair, maintenance or replacement of its assets;

               (j) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled, other than in the ordinary course of business;

               (k) changed any of the accounting principles followed by it or the methods of applying such principles;

               (l) taken any action which under Sellers' prevailing operating policies or procedures requires the written approval or authorization of George Mammola;

               (m) entered into any transaction other than in the ordinary course of business consistent with past practice; or

               (n) suffered, caused or permitted an Environmental Liability which if unremediated would require an expenditure in excess of $5,000.

          3.1.11 Title to Properties. Each Seller has good and valid title to all of its properties and assets, real, personal and mixed, included in the Assets which such Seller purports to own, including without limitation all properties and assets reflected in the Effective Date Pro Forma Balance Sheet (except for inventory sold since the date thereof in the ordinary course of business consistent with past practice) free and clear of all Liens, except for (i) Liens for current Taxes not yet due and payable or which are being contested in good faith, (ii) Liens disclosed in Section
     3.1.11  of  the  Disclosure   Schedule,   (iii)  worker's,   carrier's  and
     materialman's Liens, and (iv) Liens that are immaterial in character, amount, and extent, and which do not detract from the value or interfere with the present use of the properties they affect ("Permitted Liens").

          3.1.12  Compliance  with Law;  Authorizations.  Except as disclosed in
     Section 3.1.12 of the Disclosure Schedule, since January 1, 1995, each Seller has complied with, and has not been in violation of any, law, ordinance, or governmental or regulatory rule or regulation, whether federal, Canadian, Provincial, state, local or foreign, applicable to the Business, including, without limitation, laws, rules or regulations primarily related to employee health and safety (the "Regulations"). Sellers own, hold and possess all material franchises, licenses, permits, rights, applications, filings, registrations and other authorizations ("Authorizations") which are required to conduct the Business as presently conducted; all such Authorizations are in full force and effect; and Sellers have no knowledge of any threatened suspension or cancellation of them. All such Authorizations are listed and described in Section 3.1.12 of the Disclosure Schedule. Sellers are not in default, nor has any Seller received any written notice of any claim of default, with respect to any such Authorization, and the use of the Authorizations by Sellers has been in compliance with the Regulations.

          3.1.13 Litigation. Except as set forth in Section 3.1.13 of the Disclosure Schedule, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of any of Alain Brunais, George Mammola, William Hughes or Wayne Fritz, threatened against Sellers or which relates to the Assets, the Business or the transactions contemplated by this Agreement, nor do to the knowledge of such persons, is there any reasonably likely basis for any such litigation, arbitration, investigation or proceeding. No Seller is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which could materially adversely affect Sellers, the Assets, the Business or the transactions contemplated hereby. All litigation, losses and proceedings against or involving Sellers during the previous five (5) years, both resolved and pending, are set forth on Section 3.1.13 of the Disclosure Schedule.

          3.1.14 Insurance. Section 3.1.14 of the Disclosure Schedule sets forth a list of all insurance policies and bid and performance bonds relating to the Assets and the business and operations of the Business. There are no claims by Sellers pending under any such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. The insurance maintained by Sellers with regard to the Business is adequate for the business conducted by Sellers. To the knowledge of Alain Brunais, Augustine Bolella, William Komianos, Jeremy Long and George Mammola, all insurance claims (other than medical claims) involving Sellers during the previous five (5) years, both resolved and pending, are set forth on Section 3.1.14 of the Disclosure Schedule.

          3.1.15  Contracts  and  Commitments.  Except as set  forth in  Section
     3.1.15 of the Disclosure Schedule, no Seller is a party to any written:

               (a) agreement, contract or commitment with any present or former employee or consultant or for the employment of any person, including any consultant, who is engaged in the conduct of the Business;

               (b) agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products or services are used in the conduct of the Business involving in any one case $20,000 or more, except as to contracts for the fabrication of equipment for which the limitation should be $75,000 or more;

               (c) agreement, contract or commitment to sell or supply products ("Goods Contracts") or to perform services ("Services Contracts") in connection with the business involving in any one case $100,000 or more;

               (d) agreement, contract or commitment relating to the Business not otherwise listed on the Disclosure Schedule and continuing over a period of more than six months from the date hereof or exceeding $20,000 in value;

               (e)   distribution,   dealer,   representative  or  sales  agency
          agreement, contract or commitment relating to the Business;

               (f) lease under which any Seller is either lessor or lessee relating to the Assets or any property at which the Assets are located;

               (g) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money relating to the Business or agreement or arrangement or a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person relating to the Business;

               (h) agreement, contract or commitment for any or political contribution relating to the Business;

               (i) commitment or agreement for any capital expenditure or leasehold improvement in excess of $5,000 relating to the Business;

               (j)  agreement,  contract or commitment  limiting or  restraining
          Sellers, the Business or any successor thereto from engaging or competing in any manner or in any business, nor, to Sellers' knowledge, is any employee of Sellers engaged in the conduct of the Business subject to any such agreement, contract or commitment;

               (k) license, franchise, distributorship or other agreement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by Sellers in the conduct of the Business; or

               (l) material agreement, contract or commitment relating to the Business not made in the ordinary course of business.

               With respect to each such agreement, contract, commitment, lease, plan and other instrument, document or undertaking listed in Section
          3.1.15 of the Disclosure Schedule, or not required to be listed therein because of the amount thereof (the "Contracts" and each a "Contract"): (i) each Contract is in full force and effect and is valid and enforceable in accordance with its terms; (ii) no Seller is, and to knowledge of any such Seller, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained in any Contract; and (iii) no event has occurred which with or without the giving of written notice or lapse of time, or both, would constitute a default thereunder by any Seller or, to the knowledge of any such Seller, of any other party thereto.

          3.1.16 Additional Information. Section 3.1.16 to the Disclosure Schedule contains accurate schedules, lists or summary descriptions, as the case may be, of the following:

               (a) [Intentionally omitted]

               (b) the name and address of every bank and other financial institution in which either Seller maintains an account (whether checking, savings or otherwise), lock box or safe deposit box for the Business, and the account numbers and names of persons having signing authority or other access thereto;

               (c) the names and titles of and current annual base salary or hourly rates for all employees of Sellers engaged in the conduct of the Business, together with a statement of the full amount and nature of any other remuneration, whether in cash or kind, paid to each such person during the current or immediately previous calendar year and the bonuses accrued for, the incentive, bonus plan or agreement, commission structure or entitlement, and as of October 23, 1998, the vacation and severance benefits to which each such person is entitled; and

               (d) all names under which each of the Sellers has conducted any business or which such Seller has otherwise used during the last five years.

          3.1.17 Labor Matters. Except as set forth in Section 3.1.17 of the Disclosure Schedule, since January 1, 1995, no Seller has suffered any strike, slowdown, picketing or work stoppage by any union or other group of employees affecting the Business; no Seller is a party to any collective bargaining agreement with respect to employees of the Business, no such agreement determines the terms and conditions of employment of any employee of the Business of such Seller, no collective bargaining agent has been certified as a representative of any of the employees of the Business of such Seller, and no representation campaign or election is now in progress with respect to any of the employees of the Business of either Seller.

          3.1.18 Employee Benefit Plans and Arrangements.

               (a) Section 3.1.18 of the Disclosure Schedule contains a complete list of all employee benefit plans, whether formal or informal, whether or not set forth in writing, and whether covering one person or more than one person, sponsored or maintained by Sellers or any affiliate of Sellers for the benefit of any employee of the Business. For the purposes hereof, the term "employee benefit plan" includes all plans, retirement and post-retirement benefits, funds, programs, policies, arrangements, practices, customs and understandings providing benefits of economic value to any employee, beneficiary, dependent or assignee of any such employee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid. Without limitation, the term "employee benefit plan" includes all employee welfare benefit plans within the meaning of section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all employee pension benefit plans within the meaning of section 3(2) of ERISA or any other similar United States, Canadian, State and Provincial law, statute, regulation or rule.

               (b) No "employee benefit plan" covering employees of the Business is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

          3.1.19 Intellectual Property Matters. Section 3.1.19 of the Disclosure Schedule sets forth a list of all patents, trademarks, trade names, logos, owned, licensed or used by Sellers or held for use primarily in the Business (the "Intellectual Property"), all of which are owned by Sellers free and clear of any Liens, other than Permitted Liens, except as set forth in Section 3.1.19 of the Disclosure Schedule. Except as set forth in
     Section 3.1.19 of the Disclosure Schedule, no claim or litigation has been asserted and Sellers has not received written notice of any threatened claim of infringement or any other claim or litigation by any person contesting the right of Sellers to use, or the validity or enforceability of, the Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement pertaining thereto or asserting the misuse thereof. The use by Sellers of the Intellectual Property prior to the Closing has not infringed upon the rights of any person or violated any license or other agreement applicable thereto. No present or former employee of Sellers and no other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in the Intellectual Property. Section 3.1.19 of the Disclosure Schedule also lists all confidentiality or nondisclosure agreements to which Sellers or any of Sellers' employees is a party which relates to the Business.

          3.1.20 Environmental Matters.

               (a)  Except as set  forth in  Section  3.1.20  of the  Disclosure
          Schedule, each Seller has obtained all permits, licenses, certificates and other authorizations which are required in connection with the conduct of the Business by any and all federal, Canadian, Provincial, state or local law, rule or regulation, as in effect on or prior to the date hereof, relating to pollution or protection of the environment, including Regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or other Hazardous Substances or wastes into the environment (including without limitation ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or other Hazardous Substances or wastes, but excluding such laws, rules, or regulations primarily related to employee health and safety (collectively the "Environmental Laws" and any of such an "Environmental Law").

               (b)  Except as set  forth in  Section  3.1.20  of the  Disclosure
          Schedule, each Seller is in compliance in the conduct of the Business with all terms and conditions of the required permits, licenses, certificates and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder and which has been issued to or is applicable to any Seller in connection with its operation of the Business (collectively "Order").

               (c) Except as set forth in Section 3.1.20 of the Disclosure Schedule, no Seller is aware of, nor has such Seller received written notice of, any past or present event, condition, circumstance, activity, practice, incident, action or plan which has resulted in or is reasonably likely to result in a violation of any Environmental Law or any Order thereunder or which has resulted in or is reasonably likely to result in an obligation under any Environmental Law or any Order thereunder to perform any remedial, removal or clean-up activity, or which is reasonably likely to give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or toxic or hazardous substance or waste.

               (d) Except as set forth in Section 3.1.20 of the Disclosure Schedule, there is no civil, criminal or administrative action, suit, demand, claim, hearing, written notice or demand letter, written notice of violation, investigation, or proceeding pending or, to the knowledge of Sellers, threatened against either of Sellers in connection with the conduct of the Business relating in any way to any Environmental Law.

          3.1.21 Real Property.

               (a) Real Property Defined. All real property (including, without limitation, all interests in and rights to real property) and improvements located thereon which are owned or leased by Sellers and used in connection with the Business or included in the Assets are listed on Section 3.1.21 of the Disclosure Schedule (the "Real Property").

               (b) Owned Real Property. Sellers own no Real Property in fee simple.

               (c) Leased Real Property. With respect to the Real Property that is leased by Sellers, all of which is identified on Section 3.1.21 of the Disclosure Statement:

                    (i) Sellers have delivered to Purchasers a true and complete copy of the Itasca Lease, which is the only lease for Real Property that is being assumed by or assigned to Purchasers;

                    (ii) The  Itasca  Lease is in full  force and effect and has not been assigned, modified, supplemented or amended except as set forth on Section 3.1.21 of the Disclosure Schedule, and no Seller is in default thereunder, and, to the knowledge of Sellers, no other party to such lease is in default thereunder, and no circumstances or state of facts presently exists which, with the giving of written notice or passage of time, or both, would permit the landlord under such lease to terminate such lease; and

                    (iii) Section 3.1.21 of the Disclosure Schedule sets forth a description of all executory contracts made by or on behalf of Sellers, or by which Sellers are bound, with respect to the Itasca property including, without limitation, operation, management, maintenance, utility, and construction contracts (the "Leaseholds Executory Contracts"). At Closing, Sellers shall deliver to the Purchasers a true and complete copy (the original execution copy, if available) of each of the Leaseholds Executory Contracts.

          3.1.22 Availability of Documents.

               (a) [Intentionally omitted]

               (b) Sellers have made available to Purchasers (i) accounts receivable aging reports with run dates of October 26, 1998 as of July 31,1998 and September 25, 1998 for each of Flex-Kleen and Flex-Kleen Canada (collectively, the "A/R Aging Reports"), (B) accounts receivable check receipt registers with run dates of October 27, 1998 for the fiscal months of July and September 1998 for each of
          Flex-Kleen and Flex-Kleen Canada (collectively, the "Check Receipt Registers"), (C) Physical Inventory at Sharpsburg with a run date of October 27, 1998 (the "Inventory Report") and (D) the Listing of Equipment and Machinery as of July 31, 1998 (the "Equipment Listing"). Copies of each of the A/R Aging Reports, the Check Receipt Registers, the Inventory Report and the General Ledger (collectively the "Ledger Reports") is attached to Section 3.1.22(b) to the Disclosure Schedule. The information contained in the Ledger Reports has been prepared in the ordinary course of business with Sellers' customary care and, to the knowledge of William Hughes and Wayne Fritz, is true and correct. The foregoing representation shall not be construed as a representation as to the collectability or quality of the receivables listed on A/R Aging Reports or as to the quality of the inventory listed on the Inventory Report or the assets identified in the Equipment Listing.

          3.1.23 Assets. The Assets include all rights and property necessary to the present conduct of the Business by Purchasers, and used by or in the Business in the manner it is presently conducted by Sellers.

          3.1.24 Conditions Affecting Sellers. Each Seller has used its commercially reasonable efforts to keep available for Purchasers the services of the employees, agents, customers and suppliers of such Seller active in the conduct of the Business. Except as set forth in Section
     3.1.24 of the Disclosure Schedule, Sellers have not been notified in writing that any employee, agent, customer or supplier or other advantageous arrangement will be lost or become unavailable to Purchasers on account of the consummation of the transactions contemplated hereby.

          3.1.25 Warranty Costs. The Effective Date Pro Forma Balance Sheet contains an adequate reserve for pre-Effective Date warranty costs and expenses on the basis of the actual warranty costs and expenses incurred by the Business for the one-year period immediately prior to the Effective Date.

          3.1.26 Flex-Kleen Canada. Except as set forth in Section 3.1.26 of the Disclosure Schedule:

               (a) Flex-Kleen Canada is not a non-resident of Canada with the meaning of Section 116 of the Income Tax Act of Canada. Neither Flex-Kleen nor the Shareholders are disposing of any "Taxable Canadian Property" in this transaction for purposes of the Income Tax Act (Canada);

               (b) Flex-Kleen Canada is registered for purposes of the GST, and Flex-Kleen Canada's registration number is 120881336RT002;

               (c) Flex-Kleen Canada does not have assets with an aggregate value in excess of CDN $35,000,000 (thirty-five million Canadian dollars), and Flex-Kleen Canada does not generate gross revenues from sales in or from Canada in excess of an aggregate of CDN $35,000,000 (thirty-five million Canadian dollars) per year;

               (d) Purchasers will not assume any liabilities with respect to any underfunding which may exist under any defined benefit plan covering Canadian employees of the Business as of the Closing Date; and

               (e) There are no registrations, executions, levies, or the like with respect to the Business or affecting the Assets against Flex-Kleen Canada or any of its predecessor entities under the Personal Property Security Act of Ontario, the Bank Act of Canada, the Bankruptcy and Insolvency Act of Canada, and/or the Bulk Sales Act of Ontario.

          3.2 Representations and Warranties of Purchasers. Purchasers represent and warrant to Sellers as follows:

          3.2.1 Corporate Existence. Each Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

          3.2.2 Corporate Power and Authorization. Each Purchaser has the power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by each Purchaser have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by each Purchaser and constitutes the legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms.

          3.2.3 Validity of Contemplated Transactions, etc. The execution, delivery and performance of this Agreement by each Purchaser does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to,
     (a) any existing law, ordinance, or governmental rule or regulation to which such Purchaser is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to such Purchaser, (c) the charter documents or bylaws of, or any securities issued by, such Purchaser, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan or other written instrument to which such Purchaser is a party or by which Purchaser is otherwise bound. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement by Purchasers.

          3.2.4 Met-Pro Canada. Met-Pro Canada is registered for purposes of the GST, and Met-Pro Canada's registration number is 882943624RT0001.

          3.2.5 No Other Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLERS SET FORTH IN SECTION 3.1 HEREOF, PURCHASERS AGREE AND ACKNOWLEDGE THAT THE PURCHASED ASSETS ARE BEING SOLD "AS IS," AND PURCHASERS AGREE TO ACCEPT THE PURCHASED ASSETS AND THE BUSINESS IN THE CONDITION THAT THEY ARE IN ON THE CLOSING DATE WITHOUT RELIANCE UPON ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE BY OR ON BEHALF OF OR IMPUTED TO SELLERS OR THEIR AFFILIATES. Without limiting the generality of the foregoing, Purchasers acknowledge that Sellers and their affiliates make no representation or warranty with respect to (a) any projections, estimates or budgets delivered to or made available to Purchasers of future revenues, future results of operations (or any components thereof), future cash flows or future financial condition (or any component thereof) of the Business or the future business and operations  of the  Business  or, (b) except  for the  representations  and warranties of Sellers set forth in Section 3.1 hereof, any other information or documents made available to Purchasers or their counsel, accountants or advisors with respect to the Business.

          3.3 Survival of Representations and Warranties.

               (a) All representations and warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder or in connection with negotiation, execution and performance of this Agreement shall survive the Closing for a period of one year, except for the representations and warranties set forth in (i) Section 3.1.19 hereof, which shall survive the Closing until the period of any applicable statute of limitations or extension thereof for the assertion of any third party claims shall expire, and (ii) Section 3.1.18 and Section 3.1.20 hereof, which shall survive the Closing indefinitely with respect to a claim or matter resulting solely from any claim made by any third party; provided that
          Section 3.1.18 and 3.1.20 shall survive the Closing only for the period of any applicable statute of limitations or extensions thereof with respect to claims not resulting from such third party claims.

               (b) For purposes of Section 3.3(a), a "third party" shall be deemed not to include Purchasers' affiliates.

               (c) Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein; provided, however, that if on the Closing Date any of William L. Kacin, Gary J. Morgan, Robert Cane or Jeffrey H. Nicholas has actual knowledge that any representation or warranty made by Sellers is inaccurate as of the date made, Purchasers and their affiliates shall have no right or remedy after the Closing to the extent of such inaccuracy, and shall be deemed to have waived their rights to indemnification to the extent thereof.

               (d) Neither the identification of Jeffrey H. Nicholas in Section 3.3(c) nor his participation in the transactions contemplated hereby shall create any basis for disqualifying him or Fox, Rothschild, O'Brien & Frankel, LLP from representing Purchasers in any controversy or dispute arising out of the transactions contemplated hereby.

                                    ARTICLE 4
                                 INDEMNIFICATION

          4.1 Indemnification by Sellers and Shareholders.

          4.1.1  Indemnification  by Sellers  and  Shareholders.  Subject to the
     limitation set forth in Section 4.1.2 hereof, Sellers and Shareholders jointly and severally indemnify Purchasers, their affiliates, successors and assigns (each an "Indemnified Purchaser Party") against and agree to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' and accountants' fees and expenses) (collectively "Damages") in connection with any claim, demand, assessment, fine, penalty, judgment, deficiency, liability, cost, expense, action, suit, proceeding or judgment incurred or suffered by any Indemnified Purchaser Party arising out of any of:

               (a) any misrepresentation or breach of representation or warranty made by any Seller or Shareholder pursuant to this Agreement;

               (b) any breach of covenant or agreement made or to be performed by any Seller or Shareholder in this Agreement; and

               (c) any Excluded Liability as defined by Section 1.4.2 hereof.

          4.1.2 Limitation on Sellers' and Shareholders' Liability for Breaches of Representations and Warranties. Sellers and Shareholders shall not be liable under Section 4.1.1(a) unless the aggregate amount of Damages with respect to all matters referred to in Section 4.1.1(a) exceeds $25,000 and then only to the extent of such excess and Sellers' and Shareholders' maximum liability under Section 4.1.1(a) shall not exceed $1,500,000; provided further, that Sellers and Shareholders shall not be liable under
     Section 4.1.1(a) for any Damages with respect to liabilities in excess of the amounts reserved therefor on the Effective Date Pro Forma Balance Sheet unless such liabilities exceed the aggregate of amount of all reserves on the Effective Date Pro Forma Balance Sheet, and then only to the extent of such excess.

          4.1.3 Liability for Breach of Covenant and Excluded Liabilities. (a) The limitation on liability imposed by Section 4.1.2 hereof for Damages under Section 4.1.1(a) hereof shall not apply to Damages under Section 4.1.1(b) hereof or Section 4.1.1(c) hereof, each of which shall not be subject to such $25,000 threshold amount nor such $1,500,000 maximum amount, and shall be without limitation.

               (b) The expiration provided for by Section 3.3 hereof of the representations and warranties set forth in Article 3 hereof does not apply to the indemnification obligations provided for by Section 4.1.1(b) hereof and Section 4.1.1(c) hereof. The expiration of a representation and warranty that may also be of similar subject matter to an Excluded Liability does not affect Purchasers' indemnity rights for the Excluded Liability. The parties further acknowledge that as pertains to a given subject matter, there may be differences in the scope of a representation and warranty, on the one hand, and an Excluded Liability, on the other hand, and that the accuracy of a representation and warranty shall not be deemed to limit a party's right to indemnity for an Excluded Liability, nor shall the absence of an indemnity claim for an Excluded Liability be deemed to limit a party's right to indemnification for breach of representation and warranty.

          4.2 Indemnification by Purchasers. Purchasers jointly and severally indemnify Sellers and Shareholders, their affiliates, successors and assigns (each an "Indemnified Seller Party") against and agree to hold each of them harmless from any and all Damages in connection with any claim, demand, assessment, fine, penalty, judgment, deficiency, liability, cost, expense, action, suit, proceeding or judgment incurred or suffered by any Indemnified Seller Party arising out of:

               (a)  any   misrepresentation   or  breach  of  representation  or
          warranty, covenant or agreement made or to be performed by any Purchaser pursuant to this Agreement; and

               (b) any Assumed Liability as defined by Section 1.4.1 hereof.

          4.3 Method of Asserting Claims, etc. In the event that any claim or demand for which Sellers or Shareholders would be liable to an Indemnified Purchaser Party hereunder is asserted against or sought to be collected from an Indemnified Purchaser Party by a third party, the Indemnified Purchaser Party shall notify Sellers and Shareholders in writing of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Claim Notice shall be given within fifteen (15) calendar days after an Indemnified Purchaser Party becomes aware of any fact, condition or event which may give rise to a claim for which indemnification may be sought hereunder. Notwithstanding the foregoing, the failure by an Indemnified Purchaser Party to give timely notice shall not affect its rights to indemnification hereunder, except to the extent to which Sellers or Shareholders shall demonstrate damage caused by such failure. Sellers and Shareholders shall have fifteen (15) calendar days from receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Purchaser Party, (x) whether or not they dispute their liability to the Indemnified Purchasers Party hereunder with respect to such claim or demand and (y) notwithstanding any such dispute, whether or not they desire, at their sole cost and expense, to defend the Indemnified Purchaser Party against such claim or demand.

               (a) If Sellers or Shareholders dispute their liability with respect to such claim or demand or the amount thereof (whether or not Sellers or Shareholders desire to defend the Indemnified Purchaser Party against such claim or demand as provided in paragraphs (b) and
          (c) below),  such dispute shall be resolved in accordance with Section
          4.5 hereof. Pending the resolution of any dispute by Sellers or Shareholders of their liability with respect to any claim or demand, such claim or demand shall not be settled by the Indemnified Purchaser Party without the prior written consent of Sellers or Shareholders.

               (b) In the event that Sellers or Shareholders notify the Indemnified Purchaser Party within the Notice Period that they desire to defend the Indemnified Purchaser Party against such claim or demand then, except as hereinafter provided, Sellers or Shareholders, respectively, shall have the right to defend the Indemnified Purchaser Party by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by them to a final conclusion in such a manner as to avoid any risk of the Indemnified Purchaser Party becoming subject to liability for any other matter; provided, however, Sellers and Shareholders shall not, without the prior written consent of the Indemnified Purchaser Party, consent to the entry of any judgment against the Indemnified Purchaser Party or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Purchaser Party of a release, in form and substance satisfactory to the Indemnified Purchaser Party, as the case may be, from all liability in respect of such claim or litigation. If any Indemnified Purchaser Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of the Indemnified Purchaser Party, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a materially adverse effect on the business, operations, assets, properties or prospects of the Indemnified Purchaser Party, including without limitation the administration of the tax returns and responsibilities under the tax laws of any Indemnified Purchaser Party, then the Indemnified Purchaser Party shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligation of Sellers and Shareholders hereunder; provided, however, that the Indemnified Purchaser Party shall not settle any such claim or demand without the prior written consent of Sellers or Shareholders, which consent shall not be unreasonably withheld. If the Indemnified Purchaser Party should elect to exercise such right, Sellers or Shareholders shall have the right to participate in, but not control, the defense or settlement of such claim or demand at their sole cost and expense.

               (c) (i) If Sellers or Shareholders elect not to defend the Indemnified Purchaser Party against such claim or demand, whether by not giving the Indemnified Purchaser Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by Sellers or Shareholders or by the Indemnified Purchaser Party (but none of the Indemnified Purchaser Party shall have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of Sellers and Shareholders hereunder, unless Sellers and Shareholders shall have disputed their liability to the Indemnified Purchaser Party hereunder, as provided in (a) above, in which event such dispute shall be resolved as provided in Section 4.5 hereof.

                    (ii) In the event an Indemnified Purchaser Party should have a claim against Sellers or Shareholders hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Purchaser Party shall promptly send a Claim Notice with respect to such claim to Sellers and Shareholders. If Sellers or Shareholders dispute their liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 4.5 hereof; if Sellers or Shareholders do not notify the Indemnified Purchaser Party within the Notice Period that they dispute such claim, the amount of such claim shall be conclusively deemed a liability of Sellers or Shareholders, respectively, hereunder.

               (d) All claims for indemnification by an Indemnified Seller Party under this Agreement shall be asserted and resolved under the procedures set forth above substituting in the appropriate place "Indemnified Seller Party" for "Indemnified Purchaser Party" and variations thereof and "Purchasers" for "Sellers" and "Shareholders."

               (e) Each party shall cooperate, and cause their respective affiliates to cooperate, in the defense or prosecution of any claim or demand made by a third party and shall furnish or cause to be furnished such records, information and testimony, attend such conferences, discovery proceedings, hearings, trials or appeals, and make such filings with governmental authorities, as may be reasonably requested in connection therewith. Sellers shall reimburse an Indemnified Purchaser Party for its out-of-pocket expenses, including reasonable attorneys fees and expenses, incurred in connection with this provision in respect of any matter or claim for which such Indemnified Purchaser Party has a right of indemnity under this Agreement, and Purchasers shall indemnify an Indemnified Seller Party for its out-of-pocket expenses, including reasonable attorneys fees and expenses, incurred in connection with this provision in respect of any matter or claim for which such Indemnified Seller Party has a right of indemnity under this Agreement.

               (f)  Notwithstanding  any of the foregoing  provisions in Section
          4.3 of this Agreement:

                    (i) In the  event  that any  claim  or  demand  relating  to
               Environmental Liabilities for which Sellers or Shareholders may be liable hereunder is asserted, Shareholders shall have the option to assume exclusive control of the resolution of any such claim or demand. Except as set forth below, Shareholders shall have satisfied their obligations under this Agreement with respect to any Environmental Liabilities as regards any affected real property if the result of any remediation meets or exceeds the least stringent standards, based on the use of such property at the Closing Date, required to comply with Environmental Laws as in effect on the Closing Date (or, at the Shareholders' option, as in effect on the date any remediation is concluded); provided, however, that Shareholders agree to use reasonable efforts to obtain any available approval from the applicable governmental authority of such remediation. Notwithstanding anything herein to the contrary, Shareholders' obligations under this Agreement shall not be considered satisfied to the extent to which such "least stringent standards" criteria shall result in the creation of any obligation, liability or duty on the part of an Indemnified Purchaser Party as regards such affected real property.

                    (ii) Each Indemnified Purchaser Party agrees to take no action (such as, but not limited to, any drilling or testing of the soil or ground water) and that each will not affirmatively initiate any action by any Indemnified Purchaser Party or third party, including any governmental agency or authority, which could reasonably be expected to lead to a claim with respect to any such matter, except in each case to the extent believed by such Indemnified Purchaser Parties, in good faith, to be required by any Environmental Law.

                    (iii) Each  Indemnified  Purchaser Party agrees to maintain, to instruct its executive officers and directors to maintain, and to require each New Hire (as hereafter defined) to execute a confidentiality agreement substantially similar to the Confidentiality Agreement (as hereafter defined) executed by Sellers' existing employees. For purposes of this provision, a "New Hire" is any new employee of Met-Pro's Flex-Kleen division, other than a New Employee as defined in Article 5 hereof. The parties acknowledge that Sellers' existing employees have executed confidentiality agreements (each a "Confidentiality Agreement") with Sellers, which at Closing shall be assigned to Purchasers.

                    (iv) Notwithstanding any breach by any New Hire or New Employee of his confidentiality obligation, the indemnification rights of an Indemnified Purchaser Party as pertains to environmental matters shall not be deemed waived or limited unless Sellers or Shareholders shall demonstrate that the Indemnified Purchaser Party conspired or acted in concert with such breaching New Hire or New Employee in regards to such breach. In addition, notwithstanding any breach by an Indemnified Purchaser Party of its obligations under Section 4.3(f)(iii), an Indemnified Purchaser Party's indemnification rights hereunder shall not be deemed waived or limited except to the extent to which Sellers or Shareholders shall establish that such breach was the proximate cause of the governmental or other third party action. Under no event shall an Indemnified Purchaser Party's indemnification rights be deemed waived or limited for any action taken by Helser Industries, its successors and assigns, except to the extent to which an Indemnified Purchaser Party shall act with regard to Helser Industries, its successors and assigns in breach of Section 4.3(f)(ii) hereof.

                    (v) No obligation of an  Indemnified  Purchaser  Party under
               Section 4.3 (f)(iii) shall be deemed breached by (A) the filing by Met-Pro of a copy of this Agreement, exclusive of the Disclosure Schedules and Exhibits, with any governmental agency pursuant to a good faith belief that such filing is required by law or (B) any disclosure made to any governmental agency or other third party to the extent believed by the disclosing Indemnified Purchaser Party, in good faith, to be required by any Environmental Law.

                    (vi) Sellers or Shareholders agree to use reasonable efforts to ensure that any actions taken by Sellers or Shareholders or their representatives in connection herewith on property then occupied by Purchasers or their successors are performed in a manner which is not disruptive to the normal operation of such property. Sellers or Shareholders shall promptly furnish
               Purchasers and its successors with a copy of any written engineering, environmental or other similar report pertaining to the property.

          4.4 Payment. Upon the determination of the liability under Section 4.3 or 4.5 hereof, the appropriate party shall pay to the other, as the case may be, within ten (10) calendar days after such determination, the amount of any claim for indemnification made hereunder. The first $500,000 (five hundred thousand dollars) of Sellers' payment obligations for claims under
     Section 4.1.1(a) hereof shall initially be satisfied with withdrawals from the Escrow Closing Payment held under the Escrow Agreement. Sellers shall directly pay Purchasers for claims under Section 4.1.1(b) and Section 4.1.1
     (c) hereof. In the event that the indemnified party is not paid in full for any such claim promptly after the other party's obligation to indemnify has been determined in accordance herewith, it shall have the right, notwithstanding any other rights that it may have against any other person, firm or corporation, to set off the unpaid amount of any such claim against any amounts owed by it under any agreements entered into pursuant to this Agreement. Upon the payment in full of any claim, either by set off or otherwise, the entity making payment shall be subrogated to the rights of the indemnified party against any person, firm or corporation with respect to the subject matter of such claim.

          4.5 Arbitration.

               (a) All disputes under this Article 4 shall be settled by arbitration in Philadelphia, Pennsylvania, before a single arbitrator (the "Arbitrator") pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 4.5. The Arbitrator shall be selected by the joint agreement of Sellers and Purchasers, but if they do not so agree within twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the Arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the
          Arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the Arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the Arbitrator shall be equally shared; provided, however, that if in the opinion of the Arbitrator any claim for indemnification or any defense or objection thereto was unreasonable, the Arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the Arbitrator against the party raising such unreasonable claim, defense or objection.

               (b) To the extent that arbitration may not be legally permitted hereunder and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration, any party may commence a civil action in a court of appropriate jurisdiction to resolve disputes hereunder. Nothing contained in this

          Section 4.5 shall prevent the parties from settling any dispute by mutual agreement at any time.

               (c) Sellers or Shareholders may apply to the Arbitrator for a written determination that Purchasers filed a Notice of Claim (as defined in Section 4 of the Escrow Agreement) in bad faith and principally for the purpose of delaying the release to Sellers or Shareholders of any portion of the Escrow Fund (as defined in Section 1 of the Escrow Agreement). Upon such a determination, the Arbitrator may assess against Purchasers all or any part of the arbitration expenses of Sellers or Shareholders (including reasonable attorneys' fees) and of the Arbitrator.

          4.6 Compliance with Bulk Sales Laws. The parties hereby waive compliance by Purchasers and Sellers with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. Purchasers, jointly and severally, indemnify Sellers and Shareholders from, and hold them harmless against, any liabilities, damages, costs and expenses resulting from or arising out of (i) the parties' failure to comply with any of such laws in respect of the transactions contemplated by this Agreement, or (ii) any action brought or levy made as a result thereof, other than those liabilities which have been expressly assumed, on such terms as expressly assumed, by Purchasers pursuant to this Agreement. It is agreed that the Purchasers shall not require Flex-Kleen Canada to comply, or to assist the Purchasers to comply, with the requirements of section 6 of the Retail Sales Tax Act (Ontario), or such other comparable legislation in other provinces as may be applicable to the transfer of the Assets used by Flex-Kleen Canada in the Business under this Agreement. Notwithstanding the foregoing, Sellers agree to indemnify and hold harmless the Purchasers from and against any claims which may be made or brought against the Purchasers or which the Purchasers may suffer or incur as a result of, in respect of, or arising out of such non-compliance.

          4.7 Calculation of Damages. (a) The Sellers and Shareholders shall not be liable under Section 4.1 hereof for (i) any Damages to the extent that the Indemnified Purchaser Party has been compensated for such claim or matter pursuant to Section 6.11 hereof or pursuant to any other insurance proceeds realized by the Indemnified Purchaser Party or its affiliates for such claim or matter, (ii) consequential Damages, (iii) Damages for lost profits incurred by the Indemnified Purchaser Party, or (iv) punitive Damages.

               (b) Notwithstanding Section 4.7(a)(iii), Sellers and Shareholders shall be liable for Damages for lost profits for any claim or matter arising under Section 6.6(a) hereof.

               (c) Warranty costs and claims arising after the Closing Date for product sold by Sellers prior to the Effective Date shall be calculated for purposes of determining Damages in a manner consistent with Sellers' past practices during the twelve months ended July 31, 1998.

          4.8 Exclusive Remedy. The indemnification rights of the parties under this Article 4 shall be the sole and exclusive rights and remedies of the parties hereto for misrepresentations and breaches of representations and warranties set forth in Article 3 hereof. The foregoing shall not be deemed, however, to limit the parties' rights and remedies as may exist in law, equity or otherwise for breach of any agreement or covenant hereunder.

          4.9 Goods and Services Gross-up On Indemnification. Where an amount is payable by an Indemnified Purchaser Party or Indemnified Seller Party as indemnification pursuant to the terms of this Agreement and the Excise Tax Act (Canada) provides that GST is deemed to have been collected by the payee thereof, the amount so payable as determined without reference to this Section 4.9 (the "Indemnification Amount") shall be increased by an amount equal to the rate of GST applied to the Indemnification Amount in accordance with the Excise Tax Act (Canada).




                                    ARTICLE 5
                            EMPLOYEE BENEFIT MATTERS

          5.1 Employees and Offers of Employment.

               (a) Purchasers shall make offers of employment as of the Closing Date to all of the employees who work for the Business immediately prior to the Closing Date for positions similar to those performed immediately prior to the Closing Date (i) at their current salaries and (ii) on such other terms and conditions which, for a period of no less than one year following the Closing Date, will be no less favorable in the aggregate to those generally provided to similarly situated employees of Purchasers. All employees who accept such offers of employment shall be referred to herein as "New Employees." Subject to the provisions hereof, all New Employees will become employees of Purchasers on the Closing Date, except that any employee of the

          Business who is inactive (including without limitation employees who are disabled) as of the Closing Date will become a New Employee after such employee returns to work on the earlier of (i) the date such employee becomes eligible to participate in life, short-term disability and health plans of Purchasers or their affiliates and (ii) the tenth business day following such employee returns to work. Purchasers shall promptly reimburse Sellers for the costs associated with such employee including salary and cost of benefits between the date such employee returns to work and the date such employee becomes a New Employee. The date an employee becomes an employee of Purchasers is a "Hire Date." Nothing in this Article 5 or elsewhere in this Agreement is intended to confer upon any employee of Sellers any right to continued employment by Purchasers and it is understood that Purchasers shall employ any such person on an "at will" basis.

               (b) Notwithstanding anything in Section 5.1 (a) herein to the contrary, Met-Pro Canada at Closing shall offer employment on terms and conditions which shall not trigger any severance obligations under Canadian, statutory or common law or otherwise (excepting, however, any obligation under the AWT Air Severance Pay Plan) to Maurice and Joan Hamilton, and Purchasers shall be jointly and severally liable to pay any severance payment under Canadian statutory or common law or otherwise (excepting, however, any payment due under the AWT Air Severance Pay Plan) to Maurice and Joan Hamilton for years of service accrued as an employee of Flex-Kleen Canada as of the date of the Closing. Purchasers shall solely assume the defense of any claim for severance brought by such persons following Closing, whether under statutory or common law or otherwise (excepting, however, the AWT Air Severance Pay Plan), and shall be solely liable for the costs and expenses including legal fees in connection with any such claim. Prior to Closing, except for the transactions contemplated by this Agreement, Sellers shall take no act which would trigger any severance obligation under Canadian, statutory or common law or otherwise to Maurice and Joan Hamilton.

               (c) Prior to Closing, Sellers agree to give written notice to its employees not eligible as of Closing for post-retirement benefits of the termination and unavailability of post-retirement benefits, and of the elimination of any benefits under the AWT Air Severance Pay Plan, and to provide evidence of same at Closing to Purchasers.

          5.2 Non-Solicitation.

               (a) Until the third anniversary of the Closing Date, Sellers and Shareholders will not, directly or indirectly, solicit or offer employment to any person who, after the Closing Date, is then an employee of Purchasers, or who has terminated employment with

          Purchasers without the consent of Purchasers within 180 days of such solicitation or offer.

               (b) Until the third anniversary of the Closing Date, Purchasers will not, and will cause their affiliates not to, directly or indirectly, solicit or offer employment to any person who, after the Closing Date, is then an employee of Sellers or an affiliate of Sellers or who has terminated employment with Sellers or any affiliate of Sellers without the consent of Sellers or such affiliate of Sellers within 180 days of such solicitation or offer.

          5.3 Vacation Credit. From and after the Closing Date, New Employees shall be entitled to use their unused vacation benefits earned as employees of Sellers after January 1, 1998 under Sellers' vacation arrangements that were in effect as of January 1, 1998. All vacation benefits of Sellers' employees earned as of December 31, 1997, including but not limited to any equitable adjustments made or granted during 1998 for prior service to Sellers, not used or paid in the ordinary course of business prior to the Effective Date shall be paid by Sellers to such employees within sixty (60) days of the Closing Date in accordance with Exhibit 5.3.

          5.4 COBRA. Subsequent to the Closing Date, Purchasers shall be liable for continuation of health care coverage required by Code Section 4980B and ERISA Section 601 through 608 ("COBRA") with respect to New Employees, and Sellers shall be liable for health care continuation required by COBRA for any of their employees who are not New Employees. Purchasers shall ensure that any COBRA requirements are met with respect to any "qualifying event" with respect to a New Employee (and covered family members of a New Employee) occurring on or after the Closing Date. Sellers shall ensure that any COBRA requirements are met with respect to any "qualifying event" with respect to Sellers' employees (and covered family members of such employees) who do not become New Employees occurring on or after the Closing Date. Prior to or on the Closing, Sellers shall give appropriate written notices to their respective employees of the Business as to the occurrence of the transactions contemplated by this Agreement.

          5.5 Health Care and Prescription Benefits; Other Employee Benefits.

               (a) All health care and prescription claims incurred by Sellers' employees between the Effective Date and the Closing Date and between the Closing Date and October 31, 1998 shall be paid pursuant to Sellers' insurance policies or Sellers' self-insurance plans subject to no deductible. At Closing, Purchasers shall reimburse Sellers for the portion of the health care and prescription plan "deemed premium" for Sellers' employees for the period between the Effective Date and September 30, 1998, in an amount consistent with and based upon the per month premium charges to Flex-Kleen during the period between November 1, 1997 and the Effective Date, pursuant to Schedule 5.5(a) (the "Closing Health Care and Prescription Plan Premium Reimbursement Payment"). After Closing, Purchasers shall similarly reimburse Sellers on the same basis, for the period October 1, 1998 through October 31, 1998, within fifteen (15) days after being provided with written documentation adequately supporting such charge. For purposes of this
          Section 5.5(a), "deemed premium" shall be the amount allocated by Sellers to the health care and prescription plan covering employees of the Business for purpose of funding claims under such plan, consistent with Sellers' past practices for same during the nine months ended July 31, 1998.

               (b) In addition to the reimbursement provided for by Section 5.5(a) hereof, Purchasers shall reimburse Sellers for actual out-of-pocket costs for other employee benefits or other employment-benefit related costs during the period between the Effective Date and the Closing Date and from the Closing Date to October 31, or with respect to employees who were inactive on the Effective Date, the date of such employees return to work, consistent with the cost of such charges during the one year period ended with the Effective Date. At Closing, Purchasers shall reimburse Sellers for these charges for the period between the Effective Date and September 30,1998, pursuant to Schedule 5.5(c) (the "Closing Benefits Cost Reimbursement Payment"). After Closing, Purchasers shall similarly reimburse Sellers on the same basis, for the period October 1, 1998 through October 31, 1998, within fifteen (15) days after being provided with written documentation adequately supporting such charge.

          5.6 Allocation of Liability.

               (a) Except as set forth in this Article 5, in Section 1.4.2 hereof or as elsewhere herein set forth, as of the Closing Date, (i) Purchasers shall assume all liabilities in respect of employees that are recorded on the Effective Date Pro Forma Balance Sheet to the extent not satisfied prior to the Closing Date and all liabilities incurred after the Effective Date, (ii) all liabilities incurred in the normal course of the Business with respect to employees of the Business between the Effective Date and the Closing Date and (iii) Purchasers shall have sole liability and responsibility for and in respect of all obligations to New Employees arising on and after the Closing Date, and Purchasers shall indemnify and hold harmless Sellers in respect of each of the foregoing.

               (b) Except as set forth herein, Sellers shall retain all obligations and liabilities and have sole liability for obligations, including obligations arising under any employee benefit plan and any lawsuits or claims, relating to or arising with respect to any employee of the Business, including any person who has retired from or terminated employment with Sellers, arising or attributable to any time prior to the Effective Date and with respect to any employee of Sellers after the Closing Date other than a New Employee.

          5.7 Service Credit and Pre-existing Conditions.

               (a) Purchasers or one of their affiliates will recognize all prior service with Sellers or any of their affiliates of New Employees solely for eligibility and vesting purposes in regard to those employee benefit plans in which New Employees are enrolled by Purchasers or one of their affiliates immediately after the Closing Date.

               (b) Purchasers, to the extent allowable under its agreements, agree to waive any restrictions under the health and welfare plans of either Purchaser or any affiliate thereof with respect to those New Employees who are no longer subject to Sellers' pre-existing limitation provisions on the Closing Date. With respect to those New Employees who are subject to Sellers' pre-existing limitation provisions on the Closing Date, Purchasers' pre-existing limitation provisions shall lapse on the date such limitations would have lapsed under Sellers' applicable plans had the New Employee remained in the employ of either Seller or an affiliate thereof, to the extent allowable under Purchasers' agreements.

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






          5.8 Savings Plans.

               (a) Effective as of the Closing Date, Sellers shall amend the Aqua Alliance Savings and Retirement Plan (the "Seller Savings Plan") to cause the account balances of each New Employee thereunder to vest as of each employee's respective Hire Date and to cause their active participation in the Seller Savings Plan to cease as of their respective Hire Dates.

               (b) On or  immediately  prior to the Closing Date,  Met-Pro shall
          (i) establish or designate one or more qualified defined contribution plans (the "Buyer DC Plans") for the benefit of New Employees excepting Maurice and Joan Hamilton ("New American Employees"), and furnish Sellers with the most recent favorable determination letter from the Internal Revenue Service relating to the Buyer DC Plans as promptly as practicable, (ii) take any necessary action to qualify the Buyer DC Plans under the applicable provisions of the Code and (iii) make all filings and submissions to appropriate governmental agencies required of it in connection with a transfer of assets as described below. All New American Employees who are eligible to participate in the Seller Savings Plan shall become eligible to participate in the Buyer DC Plans as of their respective Hire Dates, and shall be credited with eligibility service and vesting service for all period of service with Sellers, their affiliates or any other entity, if so credited with such service under the Seller Savings Plan.

               (c) As soon as practical following receipt by Purchasers and Sellers of favorable determination letters or Purchasers' certification to Sellers, and Sellers' certification to Purchasers, in a manner reasonably acceptable to both Purchasers and Sellers, that the Seller Savings Plan and the Buyer DC Plans are qualified under the applicable provisions of the Code, Sellers shall cause the trustee of the Seller Savings Plan to transfer assets representing the full account balances of the New American Employees, together with the appropriate net investment return (including unrealized appreciation or depreciation) thereon, reduced by any necessary benefit or withdrawal payments made in respect of New American Employees prior to the actual date of transfer, to the trustee of the Buyer DC Plans.

          5.9 Employee Benefit Plans. Purchasers shall not assume any liability for any employee benefit plan sponsored or maintained by Sellers, nor shall Purchasers assume or be liable for any liability or obligation to any employee of Sellers or New Employee relating to any such employee benefit plan, except for the reimbursement obligation under Section 5.5(c) hereof with respect to contributions by Sellers under such plans during the period between the Effective Date and the Closing Date. No portion of the assets of any employee benefit plan heretofore sponsored or maintained by Sellers (and no amount attributable to any such plan) shall be transferred to Purchasers, and Purchasers shall not be required to continue any such plan after the Closing Date. The amounts payable on account of all benefit arrangements shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and Purchasers shall not be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event which occurs prior to the Closing Date. All amounts payable directly to employees, or to any fund, program, arrangement or plan maintained by Sellers therefor, shall be paid by Sellers within a reasonable period of time after the Closing Date to the extent that such payment is not inconsistent with the terms of such fund, program, arrangement or plan.

                                    ARTICLE 6
                          CERTAIN POST CLOSING MATTERS

          6.1 Discharge of Business Obligations. From and after the Closing Date, Sellers shall pay and discharge, in accordance with past practice but not less than on a timely basis, all obligations and liabilities incurred prior to the Effective Date in respect of the Business, its operations or the assets and properties used therein (except for those expressly assumed by Purchasers hereunder pursuant to Section 1.4.1), including without limitation any liabilities or obligations to employees, trade creditors, vendors, representatives, customers and clients of the Business inclusive of PostRetirement Benefits, Employee Retention Agreements and Employment Termination Agreements.

          6.2 Maintenance of Books and Records; Cooperation. Each of Sellers and Purchasers shall preserve until the tenth anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the assets, liabilities or business of the Business prior to the Closing Date (including, without limitation, all records relating to the filing of all Tax returns, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax). After the Closing Date, where there is a legitimate purpose, such party shall provide the other parties with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the assets, liabilities or business of the Business prior to the Closing Date, and the other parties and their representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercised in such a manner as to interfere unreasonably with the normal operations and business of such party; and further, provided, that, the requesting party, its officers, directors and representatives shall not disclose such information as constitutes trade secrets or confidential business information of such party, except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors or representatives. Sellers and Purchasers shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Assets or the Business, including without limitation, providing any tax returns, supporting schedules and other related documents that may be reasonably requested.

          6.3 Payments Received. Sellers and Purchasers each agree that after the Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their commercially reasonable efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including without limitation any insurance proceeds and any tax refunds or credits (and interest thereon, if any) referred to in Section 1.1.2(c) hereof, and will account to the other for all such receipts. Purchasers shall send written notice to Sellers within fifteen (15) calendar days of the receipt by Purchasers of any tax refund or credit (and interest thereon, if any) referred to in Section 1.1.2(c). Such notice shall set forth the amount received, the date of receipt, and the matter to which the refund or credit relates. From and after the Closing, Purchasers shall have the right and authority to endorse without recourse the name of Sellers on any check or any other evidences of indebtedness received by Purchasers on account of the Business and the Assets transferred to Purchasers hereunder.

          6.4 Use of Name.

               (a) From and after the Closing Date, Sellers and Shareholders will sign such consents and take such other action as Purchasers shall reasonably request in order to permit Purchasers to use the names "Flex-Kleen Corporation," "Flex-Kleen Canada Limited" and variants thereof. From and after the Closing Date, except as set forth in this
          Section 6.4, Sellers and Shareholders will not use or do business, or assist any third party in using or doing business, under the names or marks "Flex-Kleen Corporation," "Flex-Kleen Canada Limited" or any names or marks similar thereto or being a variant thereof.

               (b) After the Closing, affiliates of Sellers shall have the right to use existing materials owned by such affiliates that contain the name of Sellers until the earlier of (i) one year after the Closing Date and (ii) the date existing stocks are exhausted. After the Closing, Purchasers shall have the right to use existing packaging, labeling, containers, supplies, advertising materials, technical data sheets, and all such other materials that contain the name "Air & Water Technologies Corporation" ("AWT") until the earlier of (i) one year after the Closing Date and (ii) the date existing stocks are exhausted.

               (c) Affiliates of Sellers shall have the right to use Sellers' names and marks in advertising that cannot be changed by such affiliates using reasonable efforts for a period not to exceed one year after the Closing Date. Purchasers shall have the right to use the names and marks of AWT in advertising that cannot be changed by Purchasers using reasonable efforts for a period not to exceed one year after the Closing Date.

               (d) Notwithstanding anything in Section 6.4 (b) to the contrary, affiliates of Sellers shall not be obligated to change the names and marks of Sellers on goods (i) used solely on an internal basis or (ii) in the hands of customers at the time of the expiration of a time period set forth in subsection (b) above. Purchasers shall not be obligated to change the names and marks of AWT on goods (i) used solely on an internal basis or (ii) in the hands of customers at the time of the expiration of a time period set forth in subsection (b) above. The obliteration of the names and marks shall be deemed compliance with the covenant not to use the names and marks pursuant to this Section 6.4.

               (e) Purchasers acknowledge and agree that they are not obtaining any rights hereunder to use the mark "Research-Cottrell" and variants thereof the globe logo associated with such mark or any other marks or rights conveyed by Aqua Alliance and/or its affiliates to Hamon pursuant to the Asset and Stock Purchase Agreement between AWT (n/k/a Aqua Alliance) and Hamon dated as of June 6, 1998 and that any use by Purchasers of such marks or logos only shall be pursuant to the letter agreement dated the date hereof between Met-Pro and Hamon, a copy of which is attached as Exhibit 6.4(e).

               (f) Shareholders agree to use reasonable efforts to cease using the marks of Sellers on buildings, cars, trucks and other fixed assets as soon as possible, and in any event by no later than January 31, 1999.

          6.5 UCC Matters. From and after the Closing Date, Sellers will promptly refer all inquiries with respect to ownership of the Assets or the Business to Purchasers. In addition, Sellers will execute such documents and financing statements as Purchasers may request from time to time to evidence transfer of the Assets to Purchasers, including any necessary assignments of financing statements.

          6.6 Covenant Not to Compete.

               (a) From and after the Closing, for a period of five years from the date thereof, Sellers and Shareholders shall not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any business whether in corporate, proprietorship or partnership form or otherwise as more than a five percent owner in such business, where such business competes with the Business. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that the Purchasers, in addition to any other relief available to them, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this Section 6.6(a) should ever be deemed to exceed the limitation provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

               (b)  Notwithstanding  anything in Section 6.6(a) to the contrary,
          (i) Metcalf & Eddy, Inc. and its successors may continue to market and sell fugitive emissions monitoring equipment and services to oil refineries and other clients (including, without limitation, fugitive emissions monitoring, inventory and tagging field services, database products and programming services, fugitive emissions related hardware, including air monitoring equipment, identification tags, and data collection equipment), (ii) Shareholders and their subsidiaries may continue to carry on their businesses (other than the Business) consistent with prior practice and (iii) Shareholders and their subsidiaries may perform any of their respective obligations in respect of any Excluded Asset or Excluded Liability, in each case as provided or contemplated by this Agreement.

          6.7 Contracting of Non-Assignable Customer Contracts. In the event that any of the contracts that Sellers have with any of their customers shall not be assignable to Purchasers, Sellers agree following Closing to contract with Purchasers, at no additional cost or mark-up, for the performance of Sellers' respective obligations under such contracts, in accordance with the terms thereof.

          6.8 Auditor's Consent. Sellers agree to use reasonable commercial efforts to cause McGladrey and Pullen, Sellers' auditors, from time to time to provide their written consent to the inclusion of the October 31, 1997 Financial Statements and the July 31, 1998 Financial Statements in Section
     3.1.6 hereof in any filings made by Purchasers with the Securities and Exchange Commission (the "SEC") after the Closing, where in Purchasers' reasonable judgment the SEC's rules or regulations require such inclusion.

          6.9 Right to Use Network in Connection with EMS Accounting System. Until January 31, 1999, Purchasers shall have the right to utilize Sellers' worldwide access network, at no charge, for communication between Flex-Kleen's Sharpsburg, NC, Markham, Ontario and Itasca, IL locations in connection with the EMS Accounting System.

          6.10 Transfer of Permits. Sellers each agree to use commercially reasonable efforts to cooperate with Purchasers in connection with
     Purchasers' application for the transfer, renewal or issuance of any permits, licenses, approvals or other authorizations involving the Business.

          6.11 Insurance. Except for health care and prescription claims which shall be resolved as set forth in Section 5.5 hereof, if, after the Closing, Purchasers shall suffer any loss, arising between the Effective

     Date and the Closing Date, out of a third-party claim or otherwise, that Purchasers in good faith notify Sellers would be covered by any insurance policy (including, but not limited to, any general liability insurance policy) maintained by or for the benefit of Sellers, Sellers shall present and pursue with commercially reasonable efforts a claim for payment under such policy in respect of such loss, and pay to Purchasers the proceeds, if any, of such claim, net of applicable deductibles, under any such policy as reimbursement in respect of such loss, subject to the provisions of this
     Section 6.11.

          6.12 Straddle Taxes. All real property taxes, personal property taxes and similar ad valorem obligations levied with respect to the Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "Apportioned Obligations") shall be apportioned between Sellers and Purchasers based on the number of days of such taxable period included in the Pre-Effective Date Straddle Tax Period (as defined below) and the number of days of such taxable period after the Effective Date (with respect to any such taxable period, the "Post-Effective Date Straddle Tax Period"). "Pre-Effective Date Straddle Tax Period" means (i) any tax period ending on or before the Effective Date and (ii) with respect to a tax period that commences before but ends after the Effective Date, the portion of such period up to and including the Effective Date. Sellers shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Effective Date Straddle Tax Period, and Purchasers shall be liable for the proportionate amount of such taxes that is attributable to the Post-Effective Date Straddle Tax Period. Upon receipt of any bill for real or personal property taxes relating to the Assets, each of Sellers and Purchasers shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 6.12 together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (10) calendar days after delivery of such statement. In the event that either Sellers or Purchasers shall make any payment for which it is entitled to reimbursement under this
     Section 6.12, the other party shall make such reimbursement promptly but in no event later than ten (10) calendar days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursements.

          6.13 Income Tax; Financial Reporting.

               (a) The parties agree that all items of income and expense relevant to the calculation of taxable income and the income tax liability with respect to or attributable to the Business, the Assets and the operation thereof for the period between the Effective Date and the Closing Date will, for all tax purposes, be reported exclusively by Sellers, and that Sellers shall be exclusively responsible for the payment of any and all federal, Canadian, Provincial, state, local or other foreign income taxes attributable thereto, whether based on net or gross income. Such tax liability and expense shall not be considered an expense of the Business for purposes of the Closing and Final Closing Cash Flow Reimbursement Statements referred to in Section 1.3.5 hereof.

               (b) The parties agree that for purposes of Aqua Alliance's and Met-Pro's respective financial reporting requirements to the SEC, Aqua Alliance shall exclusively report the sales and earnings attributable to the operation of the Business for the period from the Effective Date through September 25, 1998 (the closing date of Sellers and Shareholders for the fiscal month of September 1998), and Met-Pro shall exclusively report the sales and earnings attributable to the operation of the Business for the period beginning September 26, 1998.

               (c) Nothing contained in Section 6.13(a) and Section 6.13(b) shall be construed to in any way alter the intent or intended effect of Section 2.6 hereof (relating to the Effective Date of the transactions contemplated by this Agreement).

          6.14 Markham Facilities. Purchasers understand that there is no existing lease for Sellers' occupancy of the Markham Facilities and Sellers in no way represent that they shall assist Purchasers in its occupancy of the Markham Facilities. Purchaser shall be responsible for all agreements with the landlord and tenant at the Markham Facilities.





                                    ARTICLE 7
                                  MISCELLANEOUS

          7.1 Brokers' and Finders' Fees.

               (a) Except for any fees due to Lazard Freres & Co., LLC, which Sellers agree to be solely responsible for, Sellers represent and warrant to Purchasers that all negotiations relative to this Agreement have been carried on by them directly without the intervention of any person who may be entitled to any fee, brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Sellers agree to indemnify and hold harmless Purchasers against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by them as a result of Sellers' dealings, arrangements or agreements with any such person.

               (b) Except for any fees due to Howard, Lawson & Co., which Purchasers agree to be solely responsible for, Purchasers represent and warrant that all negotiations relative to this Agreement have been carried on by them directly without the intervention of any person who may be entitled to any fee, brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Purchasers agree to indemnify and hold harmless Sellers against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by them as a result of Purchasers' dealings, arrangements or agreements with any such person.

          7.2 Sales, Transfer and Documentary Taxes, etc. Sellers and Purchasers shall share equally all federal, Canadian, Provincial, state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Assets or the assumption of the Assumed Liabilities in accordance herewith, without regard to upon which party such taxes may be imposed by law. To the extent permitted by applicable law or regulation, Purchasers will, at their own expense, file all necessary returns and other documentation with respect to all such taxes and fees, and to the extent to which any such return or documentation must under applicable law or regulation be filed by Sellers, Sellers agree to do so at their own expense. At Closing, Flex-Kleen Canada and Met-Pro Canada shall jointly execute and file an election (a) under subsection 167(1) of the Excise Tax Act (Canada) and any similar provincial legislation, in the prescribed manner and form, that no GST, QST or HST be payable in respect of the Assets of Flex-Kleen Canada transferred under this Agreement and (b) under Section 22 of the Income Tax Act (Canada) and any similar provincial legislation with respect to any accounts receivable of Flex-Kleen Canada transferred to Met-Pro Canada under this Agreement. Met-Pro Canada and Flex-Kleen Canada shall file all necessary elections or filings under this
     Section 7.2 in compliance with all relevant tax legislation.

          7.3 Expenses. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby. No such expense of any Seller or Shareholder shall be deemed to be an expense of the Business for purposes of the Closing Cash Flow Reimbursement Payment or the Pro Forma or Final Closing Cash Flow Statements.

          7.4 Contents of Agreement; Parties in Interest; etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto.

     Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

          7.5 Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of Shareholders, Sellers and Purchasers.

          7.6 Amendments and Waiver. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          7.7 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telecopy or by registered or certified mail, postage prepaid, as follows:

         If to Purchasers, to:

                                    William L. Kacin, President
                                    Met-Pro Corporation
                                    160 Cassell Road
                                    Harleysville, PA 19438
                                    Telecopy: (215) 723-6226

          With a required copy (which shall not constitute notice) to:

                                    Jeffrey H. Nicholas, Esq.
                                    Fox, Rothschild, O'Brien & Frankel, LLP
                                    997 Lenox Drive
                                    Lawrenceville, NJ 08648
                                    Telecopy: (609) 896-1469

          If to Sellers or Shareholders, to:

                                    Aqua Alliance, Inc.
                                    800 Third Avenue, 38th Floor
                                    New York, New York 10022
                                    Attention: General Counsel
                                    Telecopy: (212) 702-2709/2710

          With a required copy (which shall not constitute notice) to:

                                    Davis Polk & Wardwell
                                    450 Lexington Avenue
                                    New York, New York 10017
                                    Attention: John A. Bick, Esq.
                                    Telecopy: (212) 450-4800

     or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telecopied or mailed.

          7.8 Delaware Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

          7.9 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article 4 hereof, the other Indemnified Parties, and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

          7.10 Headings, Gender, "Person" and Certain Definitions. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity. Any reference to an "affiliate" herein means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such other person. Unless specifically provided for to the contrary,

     "Knowledge of Sellers," "Sellers' knowledge" or any other similar knowledge qualification in this Agreement means to the actual knowledge, after reasonable investigation, of any of the following persons: George Mammola, President of AWT Air Company, Inc.; William Hughes, General Manager of Flex-Kleen; Alain Brunais; Wayne Fritz; Augstine Bolella; Donald Schneider; Al Foote; James Hojnacki; Mike Maxwell; Carrie Tepper; John Mondak; and Maurice Hamilton. All monetary amounts set forth herein are in United States dollars unless expressly otherwise set forth.

          7.11 Schedules and Exhibits. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

          7.12 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          7.13 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

          7.14 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          7.15 Guarantee. Shareholders hereby unconditionally guarantee to Purchasers and their affiliates the full and timely performance of all of the obligations and agreements of Sellers. The foregoing guarantee shall include the guarantee of the payment of all damages, costs and expenses which might become recoverable as a result of the nonperformance of any of the obligations or agreements so guaranteed or as a result of the nonperformance of this guarantee. Any guaranteed person may, at its option, proceed against Shareholders, jointly and severally, for the performance of any such obligation or agreement, or for damages for default in the performance thereof, without first proceeding against any other party or against any of its properties. Shareholders further agree that their guarantee shall be an irrevocable guarantee and shall continue in effect notwithstanding any extension or modification of any guaranteed obligation, any assumption of any such guaranteed obligation by any other party, or any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor, and Shareholders hereby waive all special suretyship defenses and notice requirements.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.


                                                 FLEX-KLEEN CORPORATION


                                            By:  /s/ George C. Mammola
                                                 -------------------------
                                                 Name: George C. Mammola
                                                 Title: President


                                                 AWT AIR COMPANY, INC.


                                            By:  /s/ George C. Mammola
                                                 -------------------------
                                                 Name: George C. Mammola
                                                 Title: President


                                                 FLEX-KLEEN CANADA LIMITED


                                            By:  /s/ George C. Mammola
                                                 -------------------------
                                                 Name: George C. Mammola
                                                 Title: President

                                                 AQUA ALLIANCE, INC.


                                            By:  /s/ Alain Brunais
                                                 -------------------------
                                                 Name: Alain Brunais
                                                 Title: Chief Financial Officer


                                                 MET-PRO CORPORATION


                                            By:  /s/ William L. Kacin
                                                 -------------------------
                                                 Name: William L. Kacin
                                                 Title: President

                                                 1321249 ONTARIO LIMITED


                                                 By:  /s/ William L. Kacin
                                                      -------------------------
                                                      Name: William L. Kacin
                                                      Title: President



WITNESSES:

/s/
--------------------------

/s/
--------------------------